                                                                     EXHIBIT 2.1



Agreement and Plan of Merger dated as of January 7, 1996 among the Registrant, LAC Acquisition Corporation and Loral Corporation.

                                                                  CONFORMED COPY



                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 7, 1996

                                  BY AND AMONG

                               LORAL CORPORATION,

                          LOCKHEED MARTIN CORPORATION

                                      AND

                          LAC ACQUISITION CORPORATION

                                   ARTICLE I

                                   THE OFFER

 Section 1.1.  The Offer..................................................    9
 Section 1.2.  Company Actions............................................   10
 Section 1.3.  Stockholder Lists..........................................   10
 Section 1.4.  Composition of the Board of Directors; Section 14(f).......   10

                                   ARTICLE II

                                   THE MERGER

 Section 2.1.  The Merger.................................................   10
 Section 2.2.  Effective Time.............................................   11
 Section 2.3.  Effects of the Merger......................................   11
 Section 2.4.  Certificate of Incorporation and By-Laws...................   11
 Section 2.5.  Directors..................................................   11
 Section 2.6.  Officers...................................................   11
 Section 2.7.  Conversion of Shares.......................................   11
 Section 2.8.  Reserved...................................................   11
 Section 2.9.  Conversion of Purchaser's Common Stock.....................   11
 Section 2.10. Stock Options and Stock Awards.............................   11
 Section 2.11. Stockholders' Meeting......................................   12
 Section 2.12. Filing of Certificate of Merger............................   13

                                  ARTICLE III

                     DISSENTING SHARES; EXCHANGE OF SHARES

 Section 3.1.  Dissenting Shares..........................................   13
 Section 3.2.  Exchange of Shares.........................................   13

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 Section 4.1.  Organization...............................................   14
 Section 4.2.  Capitalization.............................................   14
 Section 4.3.  Authority Relative to this Agreement.......................   15
 Section 4.4.  Consents and Approvals; No Violations......................   15
 Section 4.5.  Absence of Certain Changes.................................   16
 Section 4.6.  No Undisclosed Liabilities.................................   16
 Section 4.7.  Reports....................................................   16
               Schedule 14D-9; Offer Documents; Form 10; Information
 Section 4.8.  Statement..................................................   17
 Section 4.9.  No Default.................................................   17
 Section 4.10. Litigation; Compliance with Law............................   18
 Section 4.11. Employee Benefit Plans; ERISA..............................   18

 Section 4.12. Assets; Intellectual Property...............................   19
 Section 4.13. Reserved....................................................   19
 Section 4.14. Reserved....................................................   19
 Section 4.15. Certain Contracts and Arrangements..........................   19
 Section 4.16. Taxes.......................................................   19
 Section 4.17. Retained Business FCC Licenses..............................   21
 Section 4.18. Labor Matter................................................   21
 Section 4.19. Rights Agreement............................................   21
 Section 4.20. Certain Fees................................................   21
 Section 4.21. No Additional Approvals Necessary...........................   21
 Section 4.22. Materiality.................................................   21

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

 Section 5.1.  Organization................................................   21
 Section 5.2.  Authority Relative to this Agreement........................   22
 Section 5.3.  Consents and Approvals; No Violations.......................   22
 Section 5.4.  Information Statement; Schedule 14D-9.......................   22
 Section 5.5.  Sufficient Funds............................................   23
 Section 5.6.  Brokers.....................................................   23

                                   ARTICLE VI

                                   COVENANTS

 Section 6.1.  Conduct of Business of the Company..........................   23
 Section 6.2.  Acquisition Proposals.......................................   25
 Section 6.3.  Access to Information.......................................   26
 Section 6.4.  Reasonable Efforts..........................................   26
 Section 6.5.  Consents....................................................   27
 Section 6.6.  Antitrust Filings...........................................   27
 Section 6.7.  Public Announcements........................................   28
 Section 6.8.  Employee Agreements.........................................   28
 Section 6.9.  Employee Benefits...........................................   30
 Section 6.10. Ancillary Agreements; Spin-Off..............................   30
 Section 6.11. Retained Business Financial Statements......................   31
 Section 6.12. Redemption of Rights........................................   31
 Section 6.13. Pre-Closing Consultation....................................   31
 Section 6.14. Indemnification.............................................   31
 Section 6.15  Board of Directors of Parent................................   32
 Section 6.16  Standstill Provisions.......................................   32
 Section 6.17  Effectiveness of Rights Agreement...........................   32

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

               Conditions to Each Party's Obligation to Effect the
 Section 7.1.  Merger....................................................   33
               Conditions to the Obligation of the Company to Effect the
 Section 7.2.  Merger....................................................   33
               Conditions to Obligations of Parent and Purchaser to
 Section 7.3.  Effect the Merger.........................................   33
 Section 7.4.  Exception.................................................   34

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

 Section 8.1.  Termination...............................................   34
 Section 8.2   Effect of Termination.....................................   35
 Section 8.3   Fees and Expenses.........................................   35
 Section 8.4.  Amendment.................................................   36
 Section 8.5.  Extension; Waiver.........................................   37

                                   ARTICLE IX

                                 MISCELLANEOUS

 Section 9.1.  Survival..................................................   37
 Section 9.2.  Entire Agreement..........................................   37
 Section 9.3.  Governing Law.............................................   37
 Section 9.4.  Notices...................................................   37
 Section 9.5.  Successors and Assigns; No Third Party Beneficiaries......   38
 Section 9.6.  Counterparts..............................................   38
 Section 9.7.  Interpretation............................................   38
 Section 9.8.  Schedules.................................................   39
 Section 9.9.  Legal Enforceability......................................   39
 Section 9.10. Specific Performance......................................   39
 Section 9.11. Brokerage Fees and Commissions............................   39

                                    EXHIBITS

Exhibit A................................................. Tax Sharing Agreement
Exhibit B................................................... Conditions to Offer
Exhibit C............................... Form of Employment Protection Agreement
Exhibit D............................................ Employment Protection Plan
Exhibit E........................................ Supplemental Severance Program

                             TABLE OF DEFINED TERMS

TERM                                                               SECTION NO.
----                                                             -----------------
1987 Plan.......................................................         2.10(b)
Active Negotiations.............................................          8.3(e)
Acquisition Proposal............................................          6.2(b)
Ancillary Agreements............................................        Recitals
Antitrust Law...................................................          6.6(e)
Asset...................................................  Distribution Agreement
Audit...........................................................      4.16(j)(1)
Business Day............................................  Distribution Agreement
Certificates....................................................          3.2(b)
Code............................................................         4.11(a)
Commission......................................................             4.4
Company.........................................................        Recitals
Company Bonus Employee..........................................          6.8(c)
Company Representative..........................................            6.13
Company SEC Documents...........................................          4.7(a)
Confidentiality Agreement.......................................          6.2(a)
Continuing Director.............................................             8.4
Contracting Subsidiary..........................................             4.3
Credit Agreement................................................             4.9
Defense Financial Statements....................................          4.7(c)
Designated Directors............................................             8.4
Disclosure Schedule.............................................          4.2(a)
Dissenting Shares...............................................             3.1
Distribution Agreement..........................................        Recitals
Distribution Date.......................................  Distribution Agreement
EC Merger Regulations...........................................             4.4
Effective Time..................................................             2.2
Employment Agreements...........................................          6.8(a)
Employment Protection Arrangement...............................          6.8(e)
ERISA...........................................................         4.11(a)
ERISA Affiliate.................................................         4.11(a)
Exchange Act....................................................             4.4
Exchange Agent..................................................          3.2(a)
Form 10-K.......................................................             4.5
Higher Offer....................................................          8.3(b)
HSR Act.........................................................             4.4
IB..............................................................       8.3(b)(v)
Important Licenses..............................................            4.17
Information Statement...........................................         2.11(b)
Intellectual Property...........................................         4.12(b)
IRS.............................................................         4.11(a)
LAH.............................................................        Recitals
Law.....................................................  Distribution Agreement
Liabilities.............................................  Distribution Agreement
Lien....................................................  Distribution Agreement
Material Adverse Effect.........................................        4.1, 5.1
Merger..........................................................             2.1
Merger Price....................................................          2.7(a)
NYBCL...........................................................             1.2

TERM                                                             SECTION NO.
----                                                         ---------------------
Offer.......................................................              1.1(a)
Offer Documents.............................................              1.1(d)
Order.......................................................              6.6(b)
Ordinary Course Obligations.................................                 6.1
Parent......................................................            Recitals
Parent Representative.......................................                6.13
PBGC........................................................             4.11(b)
Person..........................................  Distribution Agreement, 8.3(b)
Plans.......................................................             4.11(a)
Preferred Stock.............................................              4.2(a)
Public Indenture Merger Opinions............................              7.3(b)
Public Indentures...........................................                 4.9
Purchaser...................................................            Recitals
Recent SEC Documents........................................             4.10(b)
Record Date.............................................  Distribution Agreement
Retained Business...........................................                 4.1
Retained Business Financial Statements......................                6.11
Retained Employees......................................  Distribution Agreement
Retained Subsidiaries.......................................                 4.1
Rights Agreement............................................                4.19
Rights Amendment............................................                4.19
Schedule 14D-9..............................................                 1.2
SEC.........................................................              1.1(d)
Securities Act..............................................                 4.4
Severance Agreements........................................              6.8(a)
Shares......................................................              1.1(a)
Significant Adverse Effect..................................              6.6(b)
Spin-Off....................................................            Recitals
Spinco......................................................            Recitals
Spinco Bonus Employee.......................................              6.8(c)
Spinco Business.........................................  Distribution Agreement
Spinco Common Stock.....................................  Distribution Agreement
Spinco Companies........................................  Distribution Agreement
Standstill Provisions.......................................              6.2(a)
Stock Options...............................................             2.10(a)
Stockholders' Meeting.......................................             2.11(a)
Subsidiaries............................................  Distribution Agreement
Supplemental Severance Plan.................................              6.9(a)
Surviving Corporation.......................................                 2.1
Taxes.......................................................          4.16(j)(2)
Tax Returns.................................................          4.16(j)(3)
Tax Sharing Agreement.......................................            Recitals
Third Party.................................................              8.3(b)
Third Party Acquisition.....................................              8.3(b)
Transaction Bonus...........................................              6.8(d)
Transaction Bonus Employee..................................              6.8(d)
Vesting Date................................................             2.10(a)

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER, dated as of January 7, 1996, is among LOCKHEED MARTIN CORPORATION, a Maryland corporation ("PARENT"), LAC ACQUISITION CORPORATION, a New York corporation and a wholly-owned subsidiary of Parent ("PURCHASER"), and LORAL CORPORATION, a New York corporation (the "COMPANY").

                                   RECITALS

  WHEREAS, the Boards of Directors of the Company, Parent and Purchaser deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company (other than certain businesses thereof) pursuant to the terms and conditions set forth in this Agreement;

  WHEREAS, as provided in the Restructuring, Financing and Distribution Agreement dated as of the date hereof herewith among Parent, the Company, Loral Telecommunications Acquisition, Inc. (to be renamed Loral Space & Communications Corporation), a Delaware corporation and wholly-owned subsidiary of the Company (including any successor in interest, "SPINCO"), Loral Aerospace Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("LAH"), and Loral Aerospace Corp., a Delaware corporation and wholly-owned subsidiary of LAH (the "DISTRIBUTION AGREEMENT"), prior to the expiration of the Offer (as defined in Section 1.1 hereof) the Company will cause Spinco to be restructured so that as a result thereof the Company's direct and indirect interests in Space Systems/Loral, Inc., a Delaware corporation, Globalstar L.P., a Delaware limited partnership, K&F Industries, Inc., a Delaware corporation, all rights to receive management and certain (but not all) guarantee fees therefrom, several commercial satellite and telecommunications projects in progress (including related FCC (as defined in Section 6.5 hereof) applications), a certain portion of the Company's leased corporate headquarters office space, the Company's corporate aircraft, certain rights and liabilities with respect to certain litigation in which the Company has an interest, the nonexclusive right to use certain intellectual property of the Company, the exclusive right, subject to a limited license granted to the Company, to the "Loral" name and such other rights and assets as shall be deemed Spinco Assets (as defined in the Distribution Agreement), will be owned directly or indirectly by Spinco and substantially all of the Company's other assets, liabilities and businesses will be owned directly by the Company or by Subsidiaries (as defined in the Distribution Agreement) of the Company other than Spinco and Subsidiaries of Spinco; and

  WHEREAS, as provided in the Distribution Agreement, the Company will make a distribution to the Company's stockholders and to holders of Stock Options (as defined in Section 2.10 hereof) as of the Record Date (as defined in the Distribution Agreement), on a pro rata basis, of 100% of the shares of common stock, par value $.01 per share, of Spinco issued and outstanding immediately prior to such distribution (the "SPIN-OFF"); and

  WHEREAS, as set forth in Section 6.10 hereof, as a condition to and in consideration of the transactions contemplated hereby, following the date hereof (a) the Company, Spinco and certain other parties will enter into a Tax Sharing Agreement substantially in the form attached hereto as Exhibit A with such changes as shall have been approved prior to the consummation of the Offer by the Company and Parent (or, following the consummation of the Offer, by a majority of the Continuing Directors (as defined in Section 8.4 hereof), if any, and Parent) (the "TAX SHARING AGREEMENT" and, together with the Distribution Agreement, hereafter are collectively referred to as the "ANCILLARY AGREEMENTS");

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

  SECTION 1.1. THE OFFER.

  (a) Subject to this Agreement not having been terminated in accordance with the provisions of Section 8.1 hereof, Purchaser shall, and Parent shall cause Purchaser to, as promptly as practicable, but in no event later than five Business Days (as defined in the Distribution Agreement) from the date of the public announcement of the terms of this Agreement, commence an offer to purchase for cash (as it may be amended in accordance with the terms of this Agreement, the "OFFER") all of the Company's outstanding shares of common stock, par value $.25 per share, together with all preferred stock purchase rights associated therewith (the "SHARES"), subject to the conditions set forth in Exhibit B attached hereto, at a price of not less than $38.00 per Share, net to the seller in cash. Subject only to the conditions set forth in Exhibit B hereto and the express provisions of the Distribution Agreement, the Purchaser shall, and Parent shall cause Purchaser to, (i) accept for payment and pay for all Shares tendered pursuant to the terms of the Offer as promptly as practicable following the expiration date of the Offer, and (ii) extend the period of time the Offer is open until the first Business Day following the date on which the conditions set forth in clause (i)(A) and clause (i)(B) of Exhibit B hereto are satisfied or waived in accordance with the provisions thereof; provided, that the Purchaser shall be permitted, but shall not be obligated, to extend the period of time the Offer is open beyond June 30, 1996. Subject to the preceding sentence of this Section 1.1, neither Purchaser nor Parent will extend the expiration date of the Offer beyond the twentieth Business Day following commencement thereof unless one or more of the conditions set forth in Exhibit B hereto shall not be satisfied or unless Parent reasonably determines that such extension is necessary to comply with any legal or regulatory requirements relating to the Offer or the Spin-Off. Purchaser expressly reserves the right to amend the terms or conditions of the Offer; provided, that without the consent of the Company, no amendment may be made which (i) decreases the price per Share or changes the form of consideration payable in the Offer, (ii) decreases the number of Shares sought, or (iii) imposes additional conditions to the Offer or amends any other term of the Offer in any manner materially adverse to the holders of Shares. Upon the terms and subject to the conditions of the Offer, the Purchaser will accept for payment and purchase, as soon as permitted under the terms of the Offer, all Shares validly tendered and not withdrawn prior to the expiration of the Offer.

  (b) Parent will not, nor will it permit any of its affiliates to, tender into the Offer any Shares beneficially owned by it; provided, that Shares held beneficially or of record by any plan, program or arrangement sponsored or maintained for the benefit of employees of Parent or any of its Subsidiaries shall not be deemed to be held by Parent or an affiliate thereof regardless of whether Parent has, directly or indirectly, the power to vote or control the disposition of such Shares. The Company will not, nor will it permit any of its Subsidiaries (other than Retained Subsidiaries (as defined in Section 4.1 hereof)) to, tender into the Offer any Shares beneficially owned by it; provided, that Shares held beneficially or of record by any plan, program or arrangement sponsored or maintained for the benefit of employees of the Company or any of its Subsidiaries shall not be deemed to be held by the Company regardless of whether the Company has, directly or indirectly, the power to vote or control the disposition of such Shares.

  (c) Notwithstanding anything to the contrary contained in this Agreement, Parent and Purchaser shall not be required to commence the Offer in any foreign country where the commencement of the Offer, in Parent's reasonable opinion, would violate the applicable Law (as defined in the Distribution Agreement) of such jurisdiction.

  (d) On the date of the commencement of the Offer, Purchaser shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on
Schedule 14D-1 with respect to the Offer which will contain an offer to purchase and form of the related letter of transmittal (together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to the filing of such Offer Documents with the SEC. Purchaser agrees to provide the Company and its counsel in writing with any comments Purchaser and its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof.

  SECTION 1.2. COMPANY ACTIONS. The Company hereby consents to the Offer and represents that its Board of Directors (at a meeting duly called and held) has unanimously (a) determined as of the date hereof that the Offer, the Merger (as defined in Section 2.1 hereof) and the Spin-Off are fair to the stockholders of the Company and are in the best interests of the stockholders of the Company and (b) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the stockholders of the Company which approval constitutes approval of each of the transactions contemplated by this Agreement for purposes of Sections 902 and 912 of the New York Business Corporation Law ("NYBCL"). The Company further represents that Lazard Freres & Co. LLC has delivered to the Board of Directors of the Company its opinion that the consideration to be received by the holders of Shares in the Offer, the Merger and the Spin-Off is fair to the holders of the Company's common stock from a financial point of view. The Company hereby agrees to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the "SCHEDULE 14D-9") containing such recommendation with the SEC (and the information required by Section 14(f) of the Exchange Act if Parent shall have furnished such information to the Company in a timely manner) and to mail such Schedule 14D-9 to the stockholders of the Company; provided, that subject to the provisions of Section 6.2(a) hereof, such recommendation may be withdrawn, modified or amended. Such Schedule 14D-9 shall be, if so requested by Purchaser, filed on the same date as Purchaser's Schedule 14D-1 is filed and mailed together with the Offer Documents; provided, that in any event the Schedule 14D-9 shall be filed and mailed no later than 10 Business Days following the commencement of the Offer. Purchaser and its counsel shall be given a reasonable opportunity to review and comment on such Schedule 14D-9 prior to the Company's filing of the Schedule 14D-9 with the SEC. The Company agrees to provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to such Schedule 14D-9 promptly after the receipt thereof.

  SECTION 1.3. STOCKHOLDER LISTS. In connection with the Offer, at the request of Parent or Purchaser, from time to time after the date hereof, the Company will promptly furnish Purchaser with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Purchaser with such information and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares.

  SECTION 1.4. COMPOSITION OF THE BOARD OF DIRECTORS; SECTION 14(F). In the event that Purchaser acquires at least a majority of the Shares outstanding pursuant to the Offer, Parent shall be entitled to designate for appointment or election to the Company's Board of Directors, upon written notice to the Company, such number of persons so that the designees of Parent constitute the same percentage (but in no event less than a majority) of the Company's Board of Directors (rounded up to the next whole number) as the percentage of Shares acquired in connection with the Offer. Prior to consummation of the Offer, the Board of Directors of the Company will obtain the resignation of such number of directors as is necessary to enable such number of Parent designees to be so elected. In connection therewith, the Company will mail to the stockholders of the Company the information required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder unless such information has previously been provided to such stockholders in the Schedule 14D-9. Parent and Purchaser will provide to the Company in writing, and be solely responsible for, any information with respect to such companies and their nominees, officers, directors and affiliates required by such Section and Rule. Notwithstanding the provisions of this Section 1.4, the parties hereto shall use their respective best efforts to ensure that at least three of the members of the Company's Board of Directors shall, at all times prior to the Effective Time (as defined in Section 2.2 hereof) be, Continuing Directors (as defined in Section 8.4 hereof).

                                  ARTICLE II

                                  THE MERGER

  SECTION 2.1. THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the NYBCL, Purchaser shall be merged (the "MERGER") with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII hereof or on such other date as the parties hereto may agree (such agreement to require the approval of a majority of the Continuing Directors if at the time there shall be any Continuing Directors). Following the Merger the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Purchaser shall cease.

  SECTION 2.2. EFFECTIVE TIME. The Merger shall be consummated by filing with the New York Secretary of State a certificate of merger or, if applicable, a certificate of ownership and merger, executed in accordance with the relevant provisions of the NYBCL (the time the Merger becomes effective being the "EFFECTIVE TIME").

  SECTION 2.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the NYBCL. As of the Effective Time the Company shall be a wholly-owned subsidiary of Parent.

  SECTION 2.4. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Restated Certificate of Incorporation and By-Laws of the Company as in effect at the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with applicable Law; provided, that promptly following the Effective Time, the Certificate of Incorporation shall be amended to change the name of the Surviving Corporation so that the word "Loral" shall be deleted therefrom.

  SECTION 2.5. DIRECTORS. The directors of Purchaser at the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by Law.

  SECTION 2.6. OFFICERS. The officers of Purchaser at the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by Law.

  SECTION 2.7. CONVERSION OF SHARES. At the Effective Time:

  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or held by any Subsidiary of the Company (other than a Retained Subsidiary), and other than Dissenting Shares (as defined in Section 3.1 hereof)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $38.00 in cash, or any higher price paid per Share in the Offer (the "MERGER PRICE"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Share (except as provided in Section 2.10(c) hereof).

  (b) Each Share held in the treasury of the Company or held by any Subsidiary of the Company (other than a Retained Subsidiary) and each Share held by Parent or any Subsidiary of Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist; provided, that Shares held beneficially or of record by any plan, program or arrangement sponsored or maintained for the benefit of employees of Parent or the Company or any Subsidiaries thereof shall not be deemed to be held by Parent or the Company regardless of whether Parent or the Company has, directly or indirectly, the power to vote or control the disposition of such Shares.

  SECTION 2.8. RESERVED.

  SECTION 2.9. CONVERSION OF PURCHASER'S COMMON STOCK. Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of the Surviving Corporation.

  SECTION 2.10. STOCK OPTIONS AND STOCK AWARDS.

  (a) The Company shall take all actions (including, but not limited to, obtaining any and all consents from employees to the matters contemplated by this Section 2.10) necessary to provide that all outstanding options and other rights to acquire Shares ("STOCK OPTIONS") granted under any stock option plan, program or similar arrangement of the Company or any Subsidiaries, each as amended (the "OPTION PLANS"), shall become fully exercisable and vested on the date (the "VESTING DATE") which shall be set by the Company and which, in any event, shall be not less than 30 days prior to the consummation of the Offer, whether or not otherwise exercisable and vested. All Stock Options which are outstanding immediately prior to Purchaser's acceptance for payment and payment for Shares tendered pursuant to the Offer shall be cancelled as of the consummation of the Offer and the holders thereof (other than holders who are subject to the reporting requirements of Section 16(a) of the Exchange Act) shall be entitled to receive from the Company, for each Share subject to such Stock Option, (1) an amount in cash equal to the difference between the Merger Price and the exercise price per share of such Stock Option, which amount shall be payable upon consummation of the Offer, plus (2) one share of Spinco Common Stock (as defined in the Distribution Agreement), which shall be held by an escrow agent pending delivery on the Distribution Date. All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under clause (1) above and all such taxes attributable to the exercise of Stock Options on or after the Vesting Date shall be withheld from the proceeds received in the Offer or the Merger, as the case may be, in respect of the Shares issuable on such exercise.

  (b) The Company shall take all actions (including, but not limited to, obtaining any and all consents from employees to the matters contemplated by this Section 2.10) necessary to provide that all restrictions on transferability with respect to each Share which is granted pursuant to the Company's 1987 Restricted Stock Purchase Plan (the "1987 PLAN") and which is outstanding and not vested on the Vesting Date shall lapse, and each such Share shall become free of restrictions as of the Vesting Date. All applicable withholding taxes attributable to the vesting of restricted Shares shall be withheld from the proceeds received in respect of such Shares in the Offer or the Merger, as the case may be.

  (c) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans and the 1987 Plan, (i) the Option Plans and the 1987 Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of its Subsidiaries of any interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time and (ii) the Company shall use all reasonable efforts to ensure that following the Effective Time no holder of Stock Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

  SECTION 2.11. STOCKHOLDERS' MEETING. If required by applicable Law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law, its Restated Certificate of Incorporation and By-Laws and the rules and regulations of the New York Stock
Exchange:

  (a) duly call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable following the consummation of the Offer for the purpose of considering and taking action upon this Agreement (the "STOCKHOLDERS' MEETING");

  (b) subject to its fiduciary duties under applicable Laws as advised by counsel, include in the Information Statement prepared by the Company for distribution to stockholders of the Company in advance of the Stockholders' Meeting in accordance with Regulation 14C promulgated under the Exchange Act (the "INFORMATION STATEMENT") the recommendation of its Board of Directors referred to in Section 1.2 hereof; and

  (c) use its best efforts to (i) obtain and furnish the information required to be included by it in the Information Statement, and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the Information Statement and any preliminary version thereof and cause the Information Statement to be mailed to its stockholders following the consummation of the Offer and (ii) obtain the necessary approvals of this Agreement by its stockholders.

  Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Information Statement and will vote, or cause to be voted, all Shares owned by it or its Subsidiaries in favor of approval and adoption of this Agreement.

  SECTION 2.12. FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII hereof, the Company shall execute and file a certificate of merger or, if applicable, a certificate of ownership and merger, in the manner required by the NYBCL and the parties hereto shall take all such other and further actions as may be required by Law to make the Merger effective. Prior to the filings referred to in this Section 2.12, a closing will be held at the offices of O'Melveny & Myers, 153 East 53rd Street, New York, New York (or such other place as the parties may agree), for the purpose of confirming all of the foregoing.

                                  ARTICLE III

                     DISSENTING SHARES; EXCHANGE OF SHARES

  SECTION 3.1. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such Shares in favor of the Merger and shall have delivered a written demand for appraisal of such Shares in the manner provided in the NYBCL (the "DISSENTING SHARES") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.7 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the NYBCL. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration provided for in
Section 2.7(a) of this Agreement, without any interest thereon.

  SECTION 3.2. EXCHANGE OF SHARES.

  (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT"). Immediately prior to the Effective Time, Parent will take all steps necessary to enable and cause the Company to deposit with the Exchange Agent the funds necessary to make the payments contemplated by Section 2.7 on a timely basis.

  (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "CERTIFICATES") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration set forth in Section 2.7(a) hereof, and such Certificate shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.2, each Certificate (other than Certificates representing Shares held by Parent or any subsidiary of Parent, Shares held in the treasury of the Company or held by any subsidiary of the Company and Dissenting Shares) shall represent for all purposes only the right to receive the consideration set forth in Section 2.7(a) hereof, without any interest thereon.

  (c) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided in Article II hereof in accordance with the procedures set forth in this Article III.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Parent and Purchaser as follows:

  SECTION 4.1. ORGANIZATION. Each of the Company and its Subsidiaries that will be owned, directly or indirectly, by the Company following the Spin-Off (the "RETAINED SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except in the case of Retained Subsidiaries where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a Material Adverse Effect (as defined below). For purposes of this Agreement (except as provided in Section 5.1 hereof), (a) the term "MATERIAL ADVERSE EFFECT" shall mean any change or effect that is reasonably likely to be materially adverse to (i) the business, properties, operations, prospects, results of operations or condition (financial or otherwise) of the Retained Business (as hereinafter defined) taken as a whole, or (ii) the ability of (A) the Company to perform its obligations under this Agreement or the Distribution Agreement, or (B) Spinco to perform its obligations under the Distribution Agreement; and (b) the term "RETAINED BUSINESS" shall mean all of the businesses (and the Assets and Liabilities thereof (each as defined in the Distribution Agreement)) of the Company and its Subsidiaries, other than the Spinco Business (as defined in the Distribution Agreement). Each of the Company and the Retained Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Material Adverse Effect. The Company has heretofore delivered or made available to Parent accurate and complete copies of the Certificate of Incorporation and By-Laws (or other similar organizational documents in the event of any entity other than a corporation), as currently in effect of the Company and each of the Retained Subsidiaries.

  SECTION 4.2. CAPITALIZATION.

  (a) As of December 31, 1995, the authorized capital stock of the Company consisted of (i) 300,000,000 Shares, of which 173,068,379 Shares were issued and outstanding (inclusive of Shares subject to restrictions under the Company's 1987 Restricted Stock Purchase Plan), and (ii) 2,000,000 shares of Preferred Stock, par value $1.00 per share ("PREFERRED STOCK"), of which 250,000 shares were designated as Series A Preferred Stock, of which no shares were issued and outstanding. All of the issued and outstanding Shares are validly issued, fully paid and non-assessable and free of preemptive rights. As of December 31, 1995, 11,131,234 Shares were issuable upon the exercise of outstanding vested and non-vested Stock Options. Since December 31, 1995, the Company has not granted any Stock Options or issued any shares of its capital stock except as set forth on Schedule 4.2(a) of the disclosure schedule delivered by the Company to Parent on or prior to the date hereof (the "DISCLOSURE SCHEDULE") or except upon exercise of Stock Options or pursuant to any existing Plan in accordance with the current terms of such Plan. Except as set forth above and as otherwise provided for in this Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell any of its securities other than the Rights (as defined in the Rights Agreement). Except as permitted by this Agreement, following the Merger, the Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

  (b) All of the outstanding shares of capital stock of, or ownership interest in, each of the Retained Subsidiaries have been validly issued and are fully paid and non-assessable and are owned by either the Company or another of the Retained Subsidiaries free and clear of all Liens (as defined in the Distribution Agreement). There are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Retained Subsidiaries, or otherwise obligating the Company or any such subsidiary to issue, transfer or sell any such securities.

  (c) There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company or any of the Retained Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of the Retained
Subsidiaries.

  SECTION 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Company and each Company Subsidiary which is a party to any of the Ancillary Agreements (each such subsidiary, a "CONTRACTING SUBSIDIARY") has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby (but only to the extent it is a party thereto). The execution and delivery of this Agreement by the Company and of the Ancillary Agreements by the Company and each Contracting Subsidiary (to the extent it is a party thereto) and the consummation of the transactions contemplated hereby and thereby have been, or with respect to Contracting Subsidiaries will be prior to the Record Date, duly and validly authorized by the Boards of Directors of the Company and each Contracting Subsidiary (to the extent it is a party thereto) and no other corporate proceedings on the part of the Company or each Contracting Subsidiary (to the extent it is a party thereto), including, without limitation, any approval by the stockholders of the Company, are, or with respect to Contracting Subsidiaries will be prior to the Record Date, necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than (a) with respect to the Merger, the approval and adoption of this Agreement by the holders of the requisite number of the outstanding Shares and (b) the establishment of the Record Date and the Distribution Date (each as defined in the Distribution Agreement) by the Board of Directors of the Company). This Agreement has been, and each of the Ancillary Agreements have been or will prior to the Record Date be, duly and validly executed and delivered by the Company and each Contracting Subsidiary (to the extent it is a party thereto) and constitute or (to the extent such agreement is not being entered into as of the date hereof) will constitute a valid and binding agreement of the Company and each Contracting Subsidiary (to the extent it is a party thereto), enforceable against the Company and each Contracting Subsidiary (to the extent it is a party thereto) in accordance with its terms except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, now or hereafter in effect, relating to the creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The affirmative vote of the holders of two-thirds of the Shares, determined on a fully-diluted basis, is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger.

  SECTION 4.4. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for any applicable requirements of the Securities Exchange Act of 1934, as amended, and all rules and regulations thereunder (the "EXCHANGE ACT"), the Securities Act of 1933, as amended, and all rules and regulations thereunder (the "SECURITIES ACT"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the EC Merger Regulations (as defined below), and the Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder (the "COMMUNICATIONS ACT"), the filing and recordation of a certificate of merger, or a certificate of ownership and merger, as required by the NYBCL, filing with and approval of the New York Stock Exchange, Inc. and the SEC with respect to the delisting and deregistering of the Shares, such filings and approvals as may be required under the "takeover" or "blue sky" Laws of various states, and as disclosed in Section 4.4 of the Disclosure Schedule or as contemplated by this Agreement and the Ancillary Agreements, neither the execution and delivery of this Agreement or the Ancillary Agreements by the Company or any Contracting Subsidiary (to the extent it is a party thereto) nor the consummation by the Company or any Contracting Subsidiary (to the extent it is a party thereto) of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of the Company or any Contracting Subsidiary or Retained Subsidiary (other than those Retained Subsidiaries which, when taken together, would not be a "significant subsidiary" within the meaning of Regulation S-X promulgated under the Securities Act) (any such Retained Subsidiary, other than those described in the preceding parenthetical, herein called a "SIGNIFICANT RETAINED SUBSIDIARY"), (ii) require on the part of the Company or any Contracting Subsidiary or a Significant Retained Subsidiary any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority or any third party, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or payment, or to the creation of a lien or encumbrance) under any of the terms, conditions or provisions of any note, mortgage, indenture, other evidence of indebtedness, guarantee, license, agreement or other contract, instrument or obligation to which the Company, any Contracting Subsidiary or Retained Subsidiary or any of their respective Subsidiaries is a party or by which any of them or any of their Assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Contracting Subsidiary or Retained Subsidiary, any of their respective Subsidiaries or any of their Assets, except for such requirements, defaults, rights or violations under clauses (ii), (iii) and (iv) above (x) which relate to jurisdictions outside the United States or which would not in the aggregate have a Material Adverse Effect or materially impair the ability of the Company or any Contracting Subsidiary to consummate the transactions contemplated by this Agreement, or (y) which become applicable as a result of the business or activities in which Parent or Purchaser is or proposes to be engaged (other than the business or activities of the Retained Business to be acquired by Purchaser, considered independently of the ownership thereof by Parent and Purchaser) or as a result of other facts or circumstances specific to Parent or Purchaser. For purposes of this Agreement, "EC MERGER REGULATIONS" mean Council Regulation (EEC) No. 4064/89 of December 21, 1989 on the Control of Concentrations Between Undertakings, OJ (1989) L 395/1 and the regulations and decisions of the Councilor Commission of the European Community (the "COMMISSION") or other organs of the European Union or European Community implementing such regulations.

  SECTION 4.5. ABSENCE OF CERTAIN CHANGES. Except (a) as set forth in Section
4.5 of the Disclosure Schedule, (b) as set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 1995 (the "FORM 10-K") or any other document filed prior to the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act, or (c) as contemplated by this Agreement or any of the Ancillary Agreements, from April 1, 1995 until the date hereof, neither the Company nor any of its Subsidiaries has taken any of the prohibited actions set forth in Section 6.1 (other than clause (l) thereof) hereof or suffered any changes that, in each case, either individually or in the aggregate, would result in a Material Adverse Effect or conducted its business or operations in any material respect other than in the ordinary and usual course of business, consistent with past practices.

  SECTION 4.6. NO UNDISCLOSED LIABILITIES. Except (a) for Liabilities and obligations incurred in the ordinary and usual course of business consistent with past practice since April 1, 1995, (b) for Liabilities incurred in connection with the Offer, the Merger and the Spin-Off and (c) as set forth in
Section 4.6 of the Disclosure Schedule, from April 1, 1995 until the date hereof neither the Company nor any of its Subsidiaries has incurred any Liabilities that, individually or in the aggregate, would have a Material Adverse Effect and that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1995 contained in the Form 10-K.

  SECTION 4.7. REPORTS.

  (a) The Company has filed all reports, forms, statements and other documents required to be filed with the SEC pursuant to the Exchange Act since April 1, 1991 (collectively, including, without limitation, any financial statements or schedules included or incorporated by reference therein, the "COMPANY SEC DOCUMENTS"). Each of the Company SEC Documents, as of its filing date and at each time thereafter when the information included therein was required to be updated pursuant to the rules and regulations of the SEC, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the Company SEC Documents, as of their respective filing dates or any date thereafter when the information included therein was required to be updated pursuant to the rules and regulations of the SEC, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Documents filed prior to or after the date of this Agreement (but prior to the date on which the Offer is consummated, and excluding the Company SEC Documents described in Section 4.8 hereof) fairly presents or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present or will fairly present in all material respects the results of operations and the cash flows of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes) included in the Company SEC Documents filed prior to or after the date of this Agreement (but prior to the date on which the Offer is consummated, and excluding the Company SEC Documents described in Section 4.8 hereof) has been prepared or will be prepared in all material respects in accordance with generally accepted accounting principles consistently applied during the periods involved, except (i) as otherwise noted therein, (ii) to the extent required by changes in generally accepted accounting principles or (iii) in the case of unaudited financial statements, normal recurring year-end audit adjustments.

  (b) The Company has heretofore made available or promptly will make available to Purchaser a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

  (c) Except as and to the extent set forth in Section 4.7(c) of the Disclosure Schedule, the pro forma consolidated balance sheet and the pro forma statement of operations (including the related notes) of the Retained Business attached as Annex 1 to Section 4.7(c) of the Disclosure Schedule (the "DEFENSE FINANCIAL STATEMENTS") fairly presents on a pro forma basis in all material respects the consolidated financial position of the Retained Business as of the date thereof, and fairly presents on a pro forma basis in all material respects the consolidated results of operations of the Retained Business for the period set forth therein, respectively. The Defense Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied during the periods involved, except as otherwise disclosed therein or in the notes thereto.

  SECTION 4.8. SCHEDULE 14D-9; OFFER DOCUMENTS; FORM 10; INFORMATION STATEMENT. None of the information (other than information provided in writing by Parent or Purchaser for inclusion therein) included in the Schedule 14D-9, the Form 10 (as defined in the Distribution Agreement (or any registration statement contemplated pursuant to Section 3.1(a) of the Distribution Agreement) or the Information Statement or supplied by the Company for inclusion in the Offer Documents, including any amendments thereto, will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Except for information supplied by Parent in writing for inclusion therein, the Schedule 14D-9, the Form 10 (or any registration statement contemplated pursuant to Section 3.1(a) of the Distribution Agreement) and the Information Statement, including any amendments thereto, will comply in all material respects with the Exchange Act and the Securities Act.

  SECTION 4.9. NO DEFAULT. Except as set forth in Section 4.9 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or its by-laws, (ii) any note, mortgage, indenture (including, without limitation, the Indenture dated January 15, 1992 with respect to the Company's 9 1/8% Senior Debentures due 2022, the Indenture dated September 1, 1993 with respect to the Company's 7 5/8% Senior Notes due 2004, 8 3/8% Senior Debentures due 2024 and 7 5/8% Senior Debentures due 2025, and the Indenture dated November 1, 1992 with respect to the Company's 7% Senior Debentures due 2023 and 8 3/8% Senior Debentures due 2023 (collectively, the "PUBLIC INDENTURES")), other evidence of indebtedness, guarantee, license, agreement or other contract, instrument or contractual obligation to which the Company or any of its Subsidiaries is now a party or by which they or any of their Assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except for defaults or violations under clause (i) (with respect to Company Subsidiaries other than the Retained Subsidiaries), clause (ii) (other than defaults under or violations of any of the Public Indentures or the Amended and Restated Credit Agreement dated as of November 23, 1994 between the Company and the banks party thereto (the "CREDIT AGREEMENT")), and clause (iii) above which,
(A) in the aggregate would not have a Material Adverse Effect and would not have a material adverse effect on the ability of the Company or Spinco to consummate the transactions contemplated by this Agreement or the Distribution Agreement, or (B) become applicable as a result of the business or activities in which Parent or Purchaser is or proposes to be engaged (other than the business or activities of the Retained Business to be acquired by Purchaser, considered independently of the ownership thereof by Parent and Purchaser) or as a result of any other facts or circumstances specific to Parent or Purchaser.

  SECTION 4.10. LITIGATION; COMPLIANCE WITH LAW.

  (a) Except as set forth in Section 4.10(a) of the Disclosure Schedule, as of the date hereof (except as provided in the following sentence), there are no actions, suits, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened, involving the Company or any of its Subsidiaries or any of their respective Assets (or any person or entity whose liability therefrom may have been retained or assumed by the Company or any of its Subsidiaries either contractually or by operation of Law), by or before any court, governmental or regulatory authority or by any third party which, either individually or in the aggregate, would have a Material Adverse Effect. None of the Company, any of its Subsidiaries or any of their respective Assets is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a Material Adverse Effect.

  (b) Except as disclosed by the Company in the Company SEC Documents filed since April 1, 1995 (the "RECENT SEC DOCUMENTS") or Section 4.10(b) of the Disclosure Schedule, the Company and its Retained Subsidiaries are now being and in the past have been operated in substantial compliance with all Laws except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, will not, have a Material Adverse Effect.

  SECTION 4.11. EMPLOYEE BENEFIT PLANS; ERISA.

  (a) Except for those matters set forth in Section 4.11(a) of the Disclosure Schedule, (i) each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans (whether or not subject to ERISA) maintained or sponsored by the Company or its Subsidiaries or any trade or business, whether or not incorporated, that would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA AFFILIATE"), for the benefit of any employee or former employee of the Company or any of its ERISA Affiliates (the "PLANS") is, and has been, operated in all material respects in accordance with its terms and in substantial compliance (including the making of governmental filings) with all applicable Laws, including, without limitation, ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and is not under audit by the IRS or the Department of Labor and the Company knows of no fact or set of circumstances that is reasonably likely to adversely affect such qualification prior to the Effective Time, (iii) no material withdrawal liability with respect to any "multiemployer pension plan" (as defined in Section 3(37) of ERISA) would be incurred by the Company and its ERISA Affiliates if withdrawal from such plan were to occur on the Effective Time, (iv) no "reportable event", as such term is defined in Section 4043(c) of ERISA (for which the 30-day notice requirement to the PBGC has not been waived), has occurred with respect to any Plan that is subject to Title IV of ERISA, and (v) there are no material pending or, to the best knowledge of Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto other than routine benefit claim matters.

  (b) (i) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived,
(ii) neither the Company nor any ERISA Affiliate has incurred any Liability under Title IV of ERISA except for required premium payments to the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been made when due, and no events have occurred which are reasonably likely to give rise to any Liability of the Company or an ERISA Affiliate under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Buyer by the PBGC, and
(iii) the Company has not incurred any material withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 and 4204 of ERISA to any multiemployer plan (within the meaning of Section 3(37) of ERISA) which has not been satisfied in full.

  (c) Except as set forth in Section 4.11(c) of the Disclosure Schedule, with respect to each Plan that is subject to Title IV of ERISA (i) the Company has provided to Purchaser copies of the most recent actuarial valuation report prepared for such Plan, (ii) the assets and liabilities in respect of the accrued benefits as set forth in the most recent actuarial valuation report prepared by the Plan's actuary fairly present the funded status of such Plan in all material respects, and (iii) since the date of such valuation report there has been no material adverse change in the funded status of any such Plan.

  (d) Neither the Company nor any ERISA Affiliate has failed to make any contribution or payment to any Plan or multiemployer plan which, in either case has resulted or could result in the imposition of a material lien or the posting of a material bond or other material security under ERISA or the Code.

  (e) Except as otherwise set forth on Section 4.11(e) of the Disclosure Schedule or as expressly provided for in this Agreement, the consummation of the transactions contemplated by this Agreement or the Distribution Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

  SECTION 4.12. ASSETS; INTELLECTUAL PROPERTY.

  (a) Except as set forth in Section 4.12(a) of the Disclosure Schedule, upon consummation of the Spin-Off, the Company and the Retained Subsidiaries will own or have rights to use all Assets necessary to permit the Company and the Retained Subsidiaries to conduct the Retained Business as it is currently being conducted except where the failure to own or have the right to use such Assets would not, individually or in the aggregate, have a Material Adverse Effect.

  (b) To the knowledge of the Company, based solely upon inquiry of the Company's General Counsel and Chief Patent Counsel, the Company does not now and has not in the past used Intellectual Property in the Retained Business which conflicts with or infringes upon any proprietary rights of others except where such conflict or infringement would not have, individually or in the aggregate, a Material Adverse Effect. "INTELLECTUAL PROPERTY" means trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyright registrations, patents and all applications therefor and all other similar proprietary rights.

  SECTION 4.13. RESERVED.

  SECTION 4.14. RESERVED.

  SECTION 4.15. CERTAIN CONTRACTS AND ARRANGEMENTS. During the twelve months immediately prior to the date hereof, no significant contracts of the Retained Business have been cancelled or otherwise terminated and during such time the Company has not been threatened with any such cancellation or termination except, in each case, for cancelled or terminated contracts which, individually or in the aggregate, would not constitute a Material Adverse Effect.

  SECTION 4.16. TAXES. Except as otherwise disclosed in Section 4.16 of the Disclosure Schedule and except for those matters which, either individually or in the aggregate, would not result in a Material Adverse Effect:

  (a) The Company and each of its Subsidiaries have filed (or have had filed on their behalf) or will file or cause to be filed, all Tax Returns (as defined in Section 4.16(j)(3) hereof) required by applicable Law to be filed by any of them prior to the consummation of the Offer, and all such Tax Returns and amendments thereto are or will be true, complete and correct.

  (b) The Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes (as defined in Section 4.16(j)(2) hereof) due with respect to any period ending prior to or as of the expiration of the Offer), or where payment of Taxes is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established before the consummation of the Offer, an adequate accrual for the payment of all such Taxes which have accrued prior to expiration of the Offer other than Taxes directly attributable to the transactions contemplated by the Distribution Agreement.

  (c) There are no Liens for any Taxes upon the Assets of the Company or any of its Subsidiaries used primarily in the Retained Business, other than statutory liens for Taxes not yet due and payable and Liens for real estate Taxes being contested in good faith.

  (d) No Audit (as defined in Section 4.16(j)(3)) is pending with respect to any Taxes due from the Company or any Subsidiary. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from the Company or any Subsidiary for any taxable period ending prior to the expiration of the Offer which are expected to be outstanding as of the expiration of the Offer.

  (e) Neither the Company nor any subsidiary is a party to, is bound by, or has any obligation under, a tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes, other than the Tax Sharing Agreement.

  (f) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

  (g) The statute of limitations for all Tax Returns of the Company and each of its Subsidiaries for all years through 1987 have expired for all federal, state, local and foreign tax purposes, or such Tax Returns have been subject to a final Audit.

  (h) Neither the Company nor any of its Subsidiaries has received any written notice of deficiency, assessment or adjustment from the Internal Revenue Service or any other domestic or foreign governmental taxing authority that has not been fully paid or finally settled, and any such deficiency, adjustment or assessment shown on such schedule is being contested in good faith through appropriate proceedings and adequate reserves have been established on the Company's financial statements therefor. To the best of their knowledge, there are no other deficiencies, assessments or adjustments threatened, pending or assessed with respect to the Company or any of its Subsidiaries.

  (i) Except as contemplated by this Agreement and the Ancillary Documents or as disclosed in the Recent SEC Documents, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or other arrangement that would result, separately or in the aggregate, in the requirement to pay any "excess parachute payments" within the meaning of Section 280G of the Code or any gross-up in connection with such an agreement, contract or arrangement.

  (j) For purposes of this Section 4.16, capitalized terms have the following meaning:

    (1) "AUDIT" shall mean any audit, assessment or other examination of Taxes or Tax Returns by the IRS or any other domestic or foreign governmental authority responsible for the administration of any Taxes, proceeding or appeal of such proceeding relating to Taxes.

    (2) "TAXES" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding) including, but not limited to income, excise, property, sales, use (or any similar taxes), gains, transfer, franchise, payroll, value-added, withholding, Social Security, business license fees, customs, duties and other taxes, assessments, charges, or other fees imposed by a governmental authority, including any interest, additions to tax, or penalties applicable thereto.

    (3) "TAX RETURNS" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

  SECTION 4.17. RETAINED BUSINESS FCC LICENSES. The licenses and permits issued to the Company or its Subsidiaries by the Federal Communications Commission and used in connection with the Retained Business are not individually or in the aggregate Important Licenses. "IMPORTANT LICENSES" means licenses or permits which are important to the Retained Business and which, if terminated, forfeited or otherwise not available to the Retained Business after the consummation of any of the transactions contemplated by this Agreement, would adversely affect the Retained Business in a significant manner.

  SECTION 4.18. LABOR MATTERS. Except as set forth in Section 4.18 of the Disclosure Schedule, neither the Company nor any of the Retained Subsidiaries has, since April 1, 1993, (i) been subject to, or threatened with, any material strike, lockout or other labor dispute or engaged in any unfair labor practice, the result of which could have a Material Adverse Effect, or (ii) received notice of any pending petition for certification before the National Labor Relations Board with respect to any material group of Retained Employees (as defined in the Distribution Agreement) who are not currently organized.

  SECTION 4.19. RIGHTS AGREEMENT. The Board of Directors of the Company has approved a form of Rights Agreement between the Company and the Rights Agent thereunder (the "RIGHTS AGREEMENT"), and a form of amendment thereto (the "RIGHTS AMENDMENT"); the Rights Agreement, as amended by the Rights Amendment, when each are executed and delivered by the Company and the Rights Agent, shall (a) prevent this Agreement or the consummation of any of the transactions contemplated hereby or by the Distribution Agreement, including without limitation, the publication or other announcement of the Offer and the consummation of the Offer and the Merger, from resulting in the distribution of separate rights certificates or the occurrence of a Distribution Date (as defined in the Rights Agreement) or being deemed to be a Triggering Event (as defined in the Rights Agreement) or a Section 13 Event (as defined in the Rights Agreement) and (b) provide that neither Parent nor Purchaser shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) by reason of the transactions expressly provided for in this Agreement.

  SECTION 4.20. CERTAIN FEES. Except for Lazard Freres & Co. LLC and Lehman Brothers Inc., neither the Company nor any Subsidiary has employed any financial advisor or finder or incurred any Liability for any financial advisory or finders' fees in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

  SECTION 4.21. NO ADDITIONAL APPROVALS NECESSARY. The Board of Directors of the Company has taken all actions necessary under the Company's Restated Certificate of Incorporation and the NYBCL, including approving the transactions contemplated in this Agreement, to ensure that Section 912 of the NYBCL will not, prior to any termination of this Agreement, apply to this Agreement, the Offer, the Merger, the Spin-Off or the transactions contemplated hereby.

  SECTION 4.22. MATERIALITY. The representations and warranties set forth in this Article IV would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein except for such exceptions and qualifications which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to constitute a Material Adverse Effect.

                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

  Parent and Purchaser represent and warrant to the Company as follows:

  SECTION 5.1. ORGANIZATION. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, in the aggregate, have a Material Adverse Effect (as defined below) on Parent or Purchaser. When used in connection with Parent or Purchaser, the term "MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the business, properties, operations, prospects results of operations or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole.

  SECTION 5.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements (to the extent it is a party thereto) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements (to the extent it is a party thereto) and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Purchaser and Parent and no other corporate or other proceedings on the part of Parent, Purchaser or any of their affiliates are necessary to authorize this Agreement or the Ancillary Agreements (to the extent it is a party thereto) or to consummate the transactions so contemplated. This Agreement has been, and each of the Ancillary Agreements have been, or will prior to the Record Date be, duly and validly executed and delivered by each of Parent and Purchaser (to the extent it is a party thereto) and constitute or (to the extent such agreement is not being entered into as of the date hereof) will constitute valid and binding agreements of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws, now or hereafter in effect, relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

  SECTION 5.3. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Securities Act, the Exchange Act, Antitrust Laws, the Communications Act, the filing and recordation of a certificate of merger, or a certificate of ownership and merger, as required by the NYBCL, any filings required by the Investment Canada Act, such filings and approvals as may be required under the "takeover" or "blue sky" Laws of various states, and as contemplated by this Agreement and the Ancillary Agreements, neither the execution and delivery of this Agreement or the Ancillary Agreements by Parent or Purchaser (to the extent it is a party thereto) nor the consummation by Parent or Purchaser of the transactions contemplated hereby or thereby will
(i) conflict with or result in any breach of any provision of the charter or by-laws of Parent or Purchaser, (ii) require on the part of Parent or Purchaser any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority or any third party, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or payment, or to the creation of a lien or encumbrance) under any of the terms, conditions or provisions of any note, mortgage, indenture, other evidence of indebtedness, guarantee, license, agreement or other contract, instrument or contractual obligation to which Parent, Purchaser or any of their respective Subsidiaries is a party or by which any of them or any of their Assets may be bound, or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, Purchaser, any of their Subsidiaries or any of their Assets, except for such requirements, defaults, rights or violations under clauses (ii), (iii) and (iv) above which would not in the aggregate have a material adverse effect on the ability of Parent or Purchaser to consummate the Offer and the Merger.

  SECTION 5.4. INFORMATION STATEMENT; SCHEDULE 14D-9. Neither the Offer Documents nor any other document filed or to be filed by or on behalf of Parent or Purchaser with the SEC or any other governmental entity in connection with the transactions contemplated by this Agreement contained when filed or will, at the respective times filed with the SEC or other governmental entity, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in any such document. The Offer Documents will comply as to form in all material respects with the provisions of the Exchange Act. None of the information supplied by Parent or Purchaser in writing for inclusion in the Information Statement or the
Schedule 14D-9 will, at the respective times that the Information Statement and the Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, and in the case of the Information Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's shareholders, at the time of the Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  SECTION 5.5. SUFFICIENT FUNDS. Parent and its lenders are negotiating the terms of a credit facility to provide Purchaser with financing sufficient to permit Purchaser to consummate the Offer. Parent is highly confident that such financing will be available and has no reason to believe that Purchaser will not have sufficient funds available prior to the satisfaction of the conditions to the Offer set forth in Exhibit B hereto to purchase all Shares on a fully diluted basis at the Merger Price.

  SECTION 5.6. BROKERS. Except for Bear, Stearns & Co. Inc. no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

                                  ARTICLE VI

                                   COVENANTS

  SECTION 6.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or the Ancillary Agreements, during the period from the date of this Agreement to the consummation of the Offer and, if Parent has made a prompt request therefor pursuant to Section 1.4 hereof, until its Designated Directors (as defined in Section 8.4 hereof) shall constitute in their entirety a majority of the Company's Board of Directors, the Company and its Subsidiaries (other than Spinco and the Spinco Companies (as defined in the Distribution Agreement)) will each conduct its operations according to its ordinary course of business, consistent with past practice, will use its commercially reasonable efforts to (i) preserve intact its business organization, (ii) maintain its material rights and franchises, (iii) keep available the services of its officers and key employees, and (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that maintained as of the date hereof (collectively, the "ORDINARY COURSE OBLIGATIONS"); provided, that Spinco and the Spinco Companies shall comply with the Ordinary Course Obligations to the extent that non-compliance therewith could adversely affect the Retained Business or adversely affect (or materially delay) the consummation of the Offer, the Merger or the Spin-Off. Without limiting the generality of and in addition to the foregoing, and except as otherwise contemplated by this Agreement or the Ancillary Agreements, prior to the time specified in the preceding sentence, neither the Company nor any of its Subsidiaries (other than Spinco and the Spinco Companies insofar as any action of the type specified below could not adversely affect the Retained Business and could not adversely affect (or materially delay) the Offer, the Spin-Off or the Merger) will, without the prior written consent of Parent:

  (a) amend its charter or by-laws other than filing a Certificate of Amendment of the Company's Restated Certificate of Incorporation as contemplated by the Rights Agreement;

  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except by the Company in connection with Stock Options, pursuant to the Rights Agreement as contemplated by the Distribution Agreement or pursuant to the current terms of any existing Plan) or amend any of the terms of any such securities or agreements (other than such securities or agreements of any Subsidiary other than any of the Retained Subsidiaries, or amendments of the Distribution Agreement as permitted thereunder) outstanding on the date hereof;

  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than pursuant to the Rights Agreement) or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries (other than pursuant to the Rights Agreement); provided, that the Company may declare and pay to holders of Shares regular quarterly dividends of not more than $.08 per Share on the dividend declaration and payment dates normally applicable to the Shares.

  (d) (i) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (ii) except in the ordinary course of business consistent with past practices, (A) incur, assume or prepay any long-term debt or incur, assume, or prepay any obligations with respect to letters of credit or any material short-term debt; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person except wholly owned Subsidiaries of the Company; (C) make any material loans, advances or capital contributions to, or investments in, any other person; (iv) change the practices of the Company and its Retained Subsidiaries with respect to the timing of payments or collections; or (D) mortgage or pledge any Assets of the Retained Business or create or permit to exist any material Lien thereupon;

  (e) except (i) as disclosed in Section 6.1(e) of the Disclosure Schedule and except for arrangements entered into in the ordinary course of business consistent with past practices, (ii) as required by Law or (iii) as specifically provided for in the Agreement or Distribution Agreement, enter into, adopt or materially amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any Retained Employee (or any other person for whom the Retained Business will have Liability), or (except for normal increases in the ordinary course of business that are consistent with past practices) increase in any manner the compensation or fringe benefits of any Retained Employee (or any other person for whom the Retained Business will have Liability) or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

  (f) transfer, sell, lease, license or dispose of any lines of business, Subsidiaries, divisions, operating units or facilities (other than facilities currently closed or currently proposed to be closed) relating to the Retained Business outside the ordinary course of business or enter into any material commitment or transaction with respect to the Retained Business outside the ordinary course of business;

  (g) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other person (other than the purchase of Assets in the ordinary course of business and consistent with past practice), in each case where such action would be material to the Retained Business;

  (h) except as may be required by Law or as disclosed in Section 6.1(e) of the Disclosure Schedule, take any action to terminate or materially amend any of its pension plans or retiree medical plans with respect to or for the benefit of Retained Employees or any other person for whom the Retained Business will have Liability;

  (i) materially modify, amend or terminate (1) any significant contract related to the Retained Business or waive any material rights or claims of the Retained Business except in the ordinary course of business consistent with past practice; or (2) any contract having an aggregate contract value of $100 million or greater, whether or not in the ordinary course of business consistent with past practice, unless such modification, amendment or termination does not materially diminish the projected profit or materially increase the projected loss anticipated from such contract; provided, that nothing contained in this Section 6.1(i) shall limit the Company and its Subsidiaries in connection with programs or contracts with respect to which Parent or a Subsidiary of Parent has submitted, or is reasonably expected to submit, a competing bid; provided further, that the provisions of this

Section 6.1(i) shall not apply to any arrangement, agreement or contract proposal previously submitted by the Company or a Subsidiary thereof which proposal, upon acceptance thereof, cannot be revised or withdrawn;

  (j) effect any material change in any of its methods of accounting in effect as of March 31, 1995, except as may be required by Law or generally accepted accounting principles;

  (k) except as expressly provided in this Agreement, amend, modify, or terminate the Rights Agreement or redeem any Rights thereunder; provided, that if the Board of Directors of the Company by a majority vote determines in its good faith judgment, based as to legal matters upon the written opinion of legal counsel, that the failure to redeem any Rights would likely constitute a breach of the Board's fiduciary duty, the Rights may be redeemed;

  (l) enter into any material arrangement, agreement or contract that individually or in the aggregate with other material arrangements, agreements and contracts entered into after the date hereof, the Company reasonably expects will adversely affect in a significant manner the Retained Business after the date hereof; provided, that nothing contained in this Section 6.1(l) shall limit the Company and its Subsidiaries from submitting bids for programs or contracts with respect to which the Company reasonably expects Parent or a Subsidiary of Parent to submit a bid; and

  (m) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

  SECTION 6.2. ACQUISITION PROPOSALS.

  (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as defined in Section 6.2(b) hereof). The Company and its Subsidiaries will not, and will use their best efforts to cause their respective officers, directors, employees and investment bankers, attorneys, accountants or other agents retained by the Company or any of its Subsidiaries not to, (i) initiate or solicit, directly or indirectly, any inquiries with respect to, or the making of, any Acquisition Proposal, or (ii) except as permitted below, engage in negotiations or discussions with, or furnish any information or data to any Third Party (as defined in Section 8.3(b) hereof) relating to an Acquisition Proposal (other than the transactions contemplated hereby and by the Ancillary Agreements). Notwithstanding anything to the contrary contained in this
Section 6.2, the Company may furnish information to, and participate in discussions or negotiations (including, as a part thereof, making any counter-proposal) with, any Third Party which submits an unsolicited written Acquisition Proposal to the Company if the Company's Board of Directors by a majority vote determines in its good faith judgment, based as to legal matters upon the written opinion of legal counsel, that the failure to furnish such information or participate in such discussions or negotiations would likely constitute a breach of the Board's fiduciary duties under applicable Law; provided, that nothing herein shall prevent the Board from taking, and disclosing to the Company's shareholders, a position contemplated by Rules 14D-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided further, that the Board shall not recommend that the shareholders of the Company tender their Shares in connection with any such tender offer unless the Board by a majority vote determines in its good faith judgment, based as to legal matters on the written opinion of legal counsel, that failing to take such action would likely constitute a breach of the Board's fiduciary duty; provided further, that the Company shall not enter into any agreement with respect to any Acquisition Proposal except concurrently with or after the termination of this Agreement (except with respect to confidentiality and standstill agreements to the extent expressly provided below). The Company shall promptly provide Parent with a copy of any written Acquisition Proposal received and a written statement with respect to any non-written Acquisition Proposal received, which statement shall include the identity of the parties making the Acquisition Proposal and the terms thereof. The Company shall promptly inform Parent of the status and content of any discussions regarding any Acquisition Proposal with a Third Party. In no event shall the Company provide non-public information regarding the Retained Business to any Third Party making an Acquisition Proposal unless such party enters into a confidentiality agreement containing provisions designed to reasonably protect the confidentiality of such information. In the event that following the date hereof the Company enters into a confidentiality agreement with any Third Party which does not include terms and conditions which are substantially similar to the provisions of Paragraph No. 7 (the "STANDSTILL PROVISIONS") of the letter agreement, dated as of December 4, 1995, between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), then Parent and its affiliates shall be released from their obligations under such Standstill Provisions to the same extent as such third party.

  (b) For purposes of this Agreement, the term "ACQUISITION PROPOSAL" shall mean any bona fide proposal, whether in writing or otherwise, made by a Third Party to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the Assets of, or any material equity interest in, any of the Company, a Retained Subsidiary or the Retained Business pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of Assets, tender offer or exchange offer or similar transaction involving either the Company, a Retained Subsidiary or the Retained Business, including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of any material portion of the Assets of, or any material portion of the equity interest in, either the Company, a Retained Subsidiary or the Retained Business (other than the transactions contemplated by this Agreement and the Ancillary Agreements); provided, that the term "ACQUISITION PROPOSAL" shall not include any transactions which relate solely to the businesses to be owned by Spinco and the Spinco Companies following the Spin-Off and which could not have an adverse effect on the consummation of the Offer, the Merger, the Spin-Off or the transactions contemplated hereby.

  SECTION 6.3. ACCESS TO INFORMATION.

  (a) Between the date of this Agreement and the Effective Time, upon reasonable notice and at reasonable times, and subject to any access, disclosure, copying or other limitations imposed by applicable Law or any of the Company's or its Subsidiaries' contracts, the Company will give Parent and its authorized representatives reasonable access to all offices and other facilities and to all books and records of it and its Subsidiaries, and will permit Parent to make such inspections as it may reasonably require, and will cause its officers and those of its Subsidiaries to furnish Parent with (i) such financial and operating data and other information with respect to the Company and its Subsidiaries as Parent may from time to time reasonably request, or (ii) any other financial and operating data which materially impacts the Company and its Subsidiaries. Parent and its authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of the Company and its Subsidiaries.

  (b) Parent, Purchaser and the Company agree that the provisions of the Confidentiality Agreement shall remain binding and in full force and effect (subject, however, to the provisions of Section 6.2(a) hereof) and that the terms of the Confidentiality Agreement are incorporated herein by reference.

  SECTION 6.4. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement and without limitation to the provisions of Section 6.6 hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements (including, without limitation, (i) cooperating in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Form 10, the Information Statement and any amendments to any thereof; (ii) cooperating in making available information and personnel in connection with presentations, whether in writing or otherwise, to prospective lenders to Parent and Purchaser that may be asked to provide financing for the transactions contemplated by this Agreement; (iii) taking of all action reasonably necessary, proper or advisable to secure any necessary consents or waivers under existing debt obligations of the Company and its Subsidiaries or amend the notes, indentures or agreements relating thereto to the extent required by such notes, indentures or agreements or redeem or repurchase such debt obligations; (iv) contesting any pending legal proceeding relating to the Offer, the Merger or the Spin-Off; and (v) executing any additional instruments necessary to consummate the transactions contemplated hereby and thereby). In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use all reasonable efforts to take all such necessary action.

  SECTION 6.5. CONSENTS. Each of the Company, Parent and Purchaser shall cooperate and use their respective reasonable efforts to make all filings and obtain all consents and approvals of governmental authorities (including, without limitation, the Federal Communication Commission ("FCC")) and other third parties necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other persons may reasonably request in connection with the foregoing.

  SECTION 6.6. ANTITRUST FILINGS.

  (a) In addition to and without limiting the agreements of Parent and Purchaser contained in Section 6.5 hereof, Parent, Purchaser and the Company will (i) take promptly all actions necessary to make the filings required of Parent, Purchaser or any of their affiliates under the applicable Antitrust Laws (as defined in Section 6.6(e) hereof), (ii) comply at the earliest practicable date with any request for additional information or documentary material received by Parent, Purchaser or any of their affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and from the Commission or other foreign governmental or regulatory authority pursuant to Antitrust Laws, and (iii) cooperate with the Company in connection with any filing of the Company under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement or the Ancillary Agreements commenced by any of the Federal Trade Commission, the Antitrust Division of the Department of Justice, state attorneys general, the Commission, or other foreign governmental or regulatory authorities.

  (b) In furtherance and not in limitation of the covenants of Parent and Purchaser contained in Section 6.5 and Section 6.6(a) hereof, Parent, Purchaser and the Company shall each use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Offer, the Spin-Off, the Merger or any other transactions contemplated by this Agreement or the Ancillary Agreements under any Antitrust Law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Offer, the Spin-Off, the Merger or any other transactions contemplated by this Agreement or the Ancillary Agreements as violative of any Antitrust Law, Parent, Purchaser and the Company shall each cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (any such decree, judgment, injunction or other order is hereafter referred to as an "ORDER") that is in effect and that restricts, prevents or prohibits consummation of the Offer, the Spin-Off, the Merger or any other transactions contemplated by this Agreement or the Ancillary Agreements, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal. Parent and Purchaser shall each also use their respective reasonable efforts to take all reasonable action, including, without limitation, agreeing to hold separate or to divest any of the businesses or Assets of Parent or Purchaser or any of their affiliates, or, following the consummation of the Offer or the Effective Time, of the Company or any of the Retained Subsidiaries, as may be required (i) by the applicable governmental or regulatory authority (including without limitation the Federal Trade Commission, the Antitrust Division of the Department of Justice, any state attorney general or any foreign governmental or regulatory authority) in order to resolve such objections as such governmental or regulatory authority may have to such transactions under any Antitrust Law, or (ii) by any domestic or foreign court or other tribunal, in any action or proceeding brought by a private party or governmental or regulatory authority challenging such transactions as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any Order that has the effect of restricting, preventing or prohibiting the consummation of the Offer, the Spin-Off, the Merger or any other transactions contemplated by this Agreement or the Ancillary Agreements; provided, that Parent shall not be required to take any action, divest any Asset or enter into any consent decree if the taking of such action, disposing of such Asset or entering into such decree would have a Significant Adverse Effect. "SIGNIFICANT ADVERSE EFFECT" shall mean any change or effect that, in Parent's judgment, is reasonably likely to adversely affect in a substantial way the benefits and opportunities which Parent reasonably expects to receive from the acquisition of the Retained Business or from Parent's current business.

  (c) Each of the Company, Parent and Purchaser shall promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the Commission or any other governmental or regulatory authority regarding any of the transactions contemplated hereby. Parent and/or Purchaser will promptly advise the Company with respect to any understanding, undertaking or agreement (whether oral or written) which it proposes to make or enter into with any of the foregoing parties with regard to any of the transactions contemplated hereby.

  (d) "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, EC Merger Regulations and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

  SECTION 6.7. PUBLIC ANNOUNCEMENTS. Parent, Purchaser and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Spin-Off or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or by obligations pursuant to any listing agreement with any securities exchange.

  SECTION 6.8. EMPLOYEE AGREEMENTS.

  (a) Prior to the Spin-Off, the Company shall use its best efforts to, and shall use its best efforts to cause its Subsidiaries to, assign to Spinco or Subsidiaries of Spinco or terminate all employment agreements with employees of the Company who are not Retained Employees (the "EMPLOYMENT AGREEMENTS") and all individual severance agreements with employees of the Company who are not Retained Employees (the "SEVERANCE AGREEMENTS"). The parties hereto acknowledge and agree that, whether or not such Employment Agreements and Severance Agreements are so assigned or terminated, all Liabilities under or arising from such Employment Agreements and Severance Agreements other than as expressly contemplated in the Distribution Agreement or by this Section 6.8 shall be deemed to be Spinco Liabilities (as defined in the Distribution Agreement), with respect to which Spinco shall indemnify the Company and Parent as provided therein.

  (b) Parent acknowledges and agrees that all employment agreements and severance agreements with the Retained Employees will be binding and enforceable obligations of the Surviving Corporation, except as the parties thereto may otherwise agree. The parties hereto acknowledge and agree that all Liabilities under or arising from such agreements with the Retained Employees from and after the consummation of the Offer shall be deemed to be Company Liabilities (as defined in the Distribution Agreement), with respect to which the Company and Parent shall indemnify Spinco as provided therein.

  (c) (i) Parent agrees to cause the Company to pay in cash to each Company Bonus Employee (as defined below) to the extent not previously paid, all bonus compensation payable with respect to the fiscal year of the Company ending March 31, 1996 under any bonus program of the Company or its Subsidiaries in which such Company Bonus Employee participated prior to the consummation of the Offer or under any employment agreement. Such bonus compensation shall be paid at the time or times that comparable bonus compensation was paid to any similarly situated employee after March 31, 1995 with respect to the fiscal year ended March 31, 1995. Bonus compensation which is based on objective criteria shall be calculated and paid in accordance with such criteria. With respect to bonus compensation which is wholly or partially discretionary, such bonus compensation shall be determined and paid on a basis consistent with past practices of the Company. Subject to Section 6.8(c)(iii), the amount of discretionary bonus compensation to be paid to any Company Bonus Employee shall be determined by the Chief Executive Officer of the Company in office immediately prior to the date of the consummation of the Offer or by his designee. "COMPANY BONUS EMPLOYEE" means a person, other than a Spinco Employee, employed by the Company or any of its Subsidiaries immediately prior to the date the Offer is consummated, who was eligible to receive a bonus under any bonus program of the Company or any of its Subsidiaries in effect at December 31, 1995, or under any employment agreement in effect on such date, with respect to the fiscal year ending March 31, 1996.

    (ii) Spinco agrees to pay in cash to each Spinco Bonus Employee (as defined in this Section 6.8(c)(ii)) to the extent not previously paid, all bonus compensation payable with respect to the fiscal year of the Company ending March 31, 1996 under any bonus program of the Company or its Subsidiaries in which such Spinco Bonus Employee participated prior to the consummation of the Offer or under any employment agreement. Such bonus compensation shall be paid at the time or times that comparable bonus compensation was paid to any similarly situated employee after March 31, 1995 with respect to the fiscal year ended March 31, 1995. Bonus compensation which is based on objective criteria shall be calculated and paid in accordance with such criteria. With respect to bonus compensation which is wholly or partially discretionary, such bonus compensation shall be determined and paid on a basis consistent with past practices of the Company. Subject to Section 6.8(c)(iii), the amount of discretionary bonus compensation to be paid to any Spinco Bonus Employee shall be determined by Spinco. "SPINCO BONUS EMPLOYEE" means any Spinco Employee employed by the Company or any of its Subsidiaries immediately prior to the date the Offer is consummated, who was eligible to receive a bonus under any bonus program of the Company or any of its Subsidiaries in effect at December 31, 1995, or under any employment agreement in effect on such date, with respect to the fiscal year ending March 31, 1996. Upon payment of such bonuses to Spinco Bonus Employees, Spinco shall submit to Parent a statement showing the individual and aggregate bonus amounts paid to Spinco Bonus Employees, and Parent shall thereupon promptly pay to Spinco (or cause the Company to pay to Spinco) the aggregate amount of bonuses so paid; provided, that if the consummation of the Offer occurs prior to March 31, 1996, the amount of such reimbursement shall be a prorated amount of the aggregate bonus amounts so paid, based on a fraction, the numerator of which is the number of days of the Company's fiscal year ending March 31, 1996 which had elapsed as of the consummation of the Offer, and the denominator of which is 365.

    (iii) The aggregate amount of discretionary bonuses payable to all Company Bonus Employees and Spinco Bonus Employees as a group for the fiscal year ending March 31, 1996 shall not exceed a dollar amount to be mutually agreed to by the Chief Executive Officer of Parent and the Chief Executive Officer of Spinco; provided, that in the event the Chief Executive Officer of Parent and the Chief Executive Officer of Spinco cannot agree on such dollar amount, the maximum aggregate amount of discretionary bonuses payable to Company Bonus Employees and Spinco Bonus Employees shall be based on the aggregate amount of discretionary bonuses paid to all such employees for the Company's fiscal year ending March 31, 1995, increased by a percentage equal to the average of the percentage increases in discretionary bonuses paid to all such employees over the Company's three fiscal years ending March 31, 1993, 1994 and 1995.

  (d) Pursuant to the "change of control" provisions of the Restated Employment Agreement between the Company and Bernard L. Schwartz dated April 1, 1990, as amended June 14, 1994, the Company shall, subject to the following sentences of this Section 6.8(d), make a cash payment to Mr. Schwartz upon consummation of the Offer, calculated in accordance with such agreement, less $18 million. The Company also may make a cash payment of a bonus (inclusive of the amount paid to Mr. Schwartz pursuant to the preceding sentence, the "TRANSACTION BONUS") to Transaction Bonus Employees (as defined below) other than Mr. Schwartz; provided, that the aggregate Transaction Bonus paid shall not exceed $40 million; and provided further, that the Transaction Bonus payable to any Transaction Bonus Employee shall not exceed the maximum amount which can be paid at such time without such amounts being treated as "excess parachute payments" within the meaning of Section 280G of the Code, taking into account all payments made on or prior to the time the Transaction Bonus is paid (including the value of accelerated vesting of stock options or restricted shares granted under the 1987 Plan determined in accordance with proposed regulations promulgated under Section 280G of the Code) which constitute parachute payments for purposes of Section 280G of the Code. The Transaction Bonus may be paid by the Company, in its discretion, prior to, on or immediately following, the date the Offer is consummated. "TRANSACTION BONUS EMPLOYEE" means Mr. Schwartz and each person employed by the Company or any of its Subsidiaries on or prior to the date the Offer is consummated who is selected by Mr. Schwartz to receive a Transaction Bonus.

  (e) The Company may provide for employment protection payments to be made to certain Company employees upon qualifying terminations of employment pursuant to "Employment Protection Agreements" and an "Employment Protection Plan," (each substantially in the forms attached hereto as Exhibits C and D, respectively; together, the "EMPLOYMENT PROTECTION ARRANGEMENTS") occurring after a change in control of the Company; provided, that (i) neither the execution of this Agreement and the Distribution Agreement, nor any transaction contemplated thereby, shall constitute a change in control of the Company for any purpose under the Employment Protection Arrangements or give rise to any rights thereunder and (ii) the Employment Protection Arrangements shall terminate as of the consummation of the Offer and no rights thereunder shall continue after the consummation of the Offer.

  SECTION 6.9. EMPLOYEE BENEFITS.

  (a) Prior to the Effective Time, the Company shall adopt a severance plan substantially in the form attached hereto as Exhibit E (the "SUPPLEMENTAL SEVERANCE PLAN") covering up to 150 employees of the Company or its Subsidiaries selected by the Company prior to the Effective Time.

  (b) Except with respect to accruals under any defined benefit pension plans, Parent will, or will cause the Company to, give Retained Employees full credit for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plans or arrangements maintained by the Parent, the Company or any Subsidiary of Parent or Company for such Retained Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time. Parent will, or will cause the Company to, (i) waive all limitations as to pre-existing conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Retained Employees under any welfare plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Retained Employees immediately prior to the Effective Time, and (ii) provide each Retained Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

  SECTION 6.10. ANCILLARY AGREEMENTS; SPIN-OFF.

  (a) Simultaneously with the execution hereof, the Company and certain of its Subsidiaries are entering into the Distribution Agreement. Immediately prior to the Record Date, the Company, Spinco and certain other parties will enter into the Tax Sharing Agreement. From and after the Effective Time, Parent shall cause the Surviving Corporation to perform any and all obligations and agreements of the Company set forth herein or in the Ancillary Agreements or in any other agreements contemplated herein or therein.

  (b) Parent and Purchaser accept and agree that, subject to the provisions of the Distribution Agreement, the form of certificate of incorporation and by-laws of Spinco adopted in contemplation of the Spin-Off shall be as agreed to by the Company and Spinco in their sole discretion; provided, that nothing in the certificates of incorporation and by-laws shall adversely affect or otherwise limit (i) Spinco's ability to perform its obligations under the Ancillary Agreements or the other agreements contemplated by the Distribution Agreement or (ii) the Company's or its affiliates' rights under the Stockholders Agreement.

  (c) In no event shall Parent or Purchaser or any of their Subsidiaries be entitled to receive any shares of Spinco Common Stock as a distribution with respect to Shares purchased upon consummation of the Offer. If, for any reason, any shares of Spinco Common Stock distributed in the Spin-Off are received by Parent or Purchaser or any of their Subsidiaries with respect to Shares acquired by Purchaser in the Offer, then Parent or Purchaser shall convey, on behalf of the Company, such shares of Spinco to the stockholders of the Company who would have otherwise received such shares of Spinco pursuant to the Distribution Agreement; provided, that the foregoing provisions shall not apply with respect to Shares held by Parent or any of its Subsidiaries prior to the date hereof.

  (d) If the Company reasonably determines that the Spin-Off may not be effected without registering the shares of common stock of Spinco to be distributed in the Spin-Off pursuant to the Securities Act, the Company,

Parent and Purchaser, as promptly as practicable, shall use their respective best efforts to cause the shares of Spinco to be registered pursuant to the Securities Act and thereafter effect the Spin-Off in accordance with the terms of the Distribution Agreement including, without limitation, by preparing and filing on an appropriate form a registration statement under the Securities Act covering the shares of Spinco and using their respective best efforts to cause such registration statement to be declared effective and preparing and making such other filings as may be required under applicable state securities Laws.

  (e) Parent shall, and shall cause the Surviving Corporation to, treat the Spin-Off for purposes of all federal and state taxes as an integrated transaction with the Offer and the Merger and thus report the Spin-Off as a constructive redemption of a number of Shares equal in value to the value of the Spinco Common Stock distributed in the Spin-Off.

  SECTION 6.11. RETAINED BUSINESS FINANCIAL STATEMENTS. The Company will forthwith prepare, and retain Coopers & Lybrand L.L.P. to audit, balance sheets for the Retained Business as at March 31, 1993, March 31, 1994, March 31, 1995 and the Effective Time, together with statements of operations and cash flows for the periods then ended (collectively, the "RETAINED BUSINESS FINANCIAL STATEMENTS"). The Company hereby agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to assist and otherwise cause Coopers & Lybrand L.L.P. to complete the audit of the Retained Business Financial Statements as promptly as reasonably practicable, but in no event later than 45 days after the date of this Agreement; provided, that with respect to the period ended the Effective Time, the information will be provided no later than 15 days prior to the latest date on which Parent may file a Current Report on Form 8-K with respect to the Merger and still be in compliance with the regulations promulgated by the SEC under the Exchange Act. The Company will pay the fees and expenses for auditing the Retained Business Financial Statements. The Company also agrees to provide promptly to Parent such quarterly unaudited financial information relating to the Retained Business and covering the period ending December 31, 1995 and the quarterly and annual periods following the date hereof within five days after the filing by the Company with the SEC of its quarterly reports on Form 10-Q and Annual Report on Form 10-K, as the case may be.

  SECTION 6.12. REDEMPTION OF RIGHTS. At Parent's request, the Company will take such action as Parent may request to effectuate the redemption, at any time before the purchase by Purchaser pursuant to the Offer of at least a majority of the outstanding Shares, of the Rights (as defined in the Rights Agreement).

  SECTION 6.13. PRE-CLOSING CONSULTATION. Following the date hereof and prior to the Effective Time, the Company shall designate a senior officer of the Company (the "COMPANY REPRESENTATIVE") to consult with an officer of Parent designated by Parent (the "PARENT REPRESENTATIVE") with respect to major business decisions to be made concerning the operation of the Retained Business. Such consultation shall be made on as frequent a basis as may be reasonably requested by Parent. The parties hereto acknowledge and agree that the agreements set forth in this Section 6.13 shall be subject to any restrictions or limitations required under applicable Law.

  SECTION 6.14. INDEMNIFICATION.

  (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, expenses or liabilities arising out of or related to actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Restated Certificate of Incorporation and By-Laws and agreements in effect as of December 31, 1995 (to the extent consistent with applicable Law), which provisions will survive the Merger and continue in full force and effect after the Effective Time. Without limiting the foregoing, (i) Parent shall, and shall cause the Surviving Corporation to, periodically advance expenses (including attorney's fees) as incurred by an Indemnified Person with respect to the foregoing to the full extent permitted under the Company's Restated Certificate of Incorporation and By-Laws in effect on the date hereof (to the extent consistent with applicable
Law) and (ii) any determination required to be made with respect to whether an Indemnified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by the Surviving Corporation and reasonably satisfactory to such Indemnified Party. Parent hereby guarantees the obligation of the Surviving Corporation provided for under this Section 6.14(a); provided, that the guarantee obligation of Parent provided for herein shall, in the aggregate, be limited to an amount equal to the Net Worth of the Company. "NET WORTH OF THE COMPANY" means an amount equal to (i) the aggregate value of the consolidated assets of the Retained Business less (ii) the aggregate value of the consolidated liabilities of the Retained Business, each as reflected on the books and records of the Company as of the most recent quarterly period ended prior to the date of the consummation of the Offer.

  (b) For a period of six years after the Effective Time, Parent shall use reasonable efforts to cause to be maintained in effect the current policies of directors and officers liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (the "MAXIMUM AMOUNT"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Corporation shall maintain the most advantageous policies of directors, and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

  (c) The provisions of this Section 6.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

  SECTION 6.15 BOARD OF DIRECTORS OF PARENT. Upon the consummation of the Offer or as soon as practicable thereafter, Parent shall use its best efforts and take all reasonable steps to cause (a) Bernard L. Schwartz to be appointed a member and Vice Chairman and Frank C. Lanza to be appointed a member, of the Board of Directors of Parent; and (b) the bylaws of Parent to be amended to modify the eligibility requirements of directors to permit Mr. Schwartz to continue to be eligible to serve as a director through 2001, without prejudice or commitment with respect to any further continuation of eligibility thereafter.

  SECTION 6.16 STANDSTILL PROVISIONS. The restrictions on Parent and its affiliates contained in the Standstill Provisions (as defined in Section 6.2(a) hereof) (the "RESTRICTIONS") are hereby waived and Parent and Purchaser are hereby released therefrom (a) as of and after the date hereof to the extent necessary to permit Parent and Purchaser to comply with their respective obligations and to enable Parent and Purchaser to exercise any of their respective rights, under or as contemplated by this Agreement; and (b) as of and after the termination of this Agreement (other than by the Company pursuant to Section 8.1(f) hereof) if at such time or thereafter there is proposed a Third Party Acquisition (as defined in Section 8.3(b) hereof); provided, that the Restrictions shall not be waived under this Section 6.16(b) with respect to any proposal by Parent, Purchaser and their affiliates to acquire, directly or indirectly, both the Retained Business and all or substantially all of the Spinco Business, whether by merger, consolidation or otherwise, unless the proposed Third Party Acquisition also contemplates a transaction or series of transactions in which both the Retained Business and all or substantially all of the Spinco Business would be acquired, directly or indirectly, by the Third Party or its affiliates.

  SECTION 6.17 EFFECTIVENESS OF RIGHTS AGREEMENT. On or before January 10, 1996 the Company shall execute and deliver, and cause a person qualified to be the Rights Agent under the Rights Agreement to execute and deliver, each of the Rights Agreement and the Rights Amendment so that each shall be valid and binding agreements of the Company.

                                  ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

  SECTION 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) This Agreement shall have been adopted by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with applicable Law, if required by applicable Law;

  (b) No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger;

  (c) Any waiting period applicable to the Merger under the Antitrust Laws shall have terminated or expired and all approvals required under the Antitrust Laws shall have been received;

  (d) The Spin-Off shall have been consummated in all material respects; and

  (e) The Offer shall not have been terminated in accordance with its terms prior to the purchase of any Shares.

  SECTION 7.2. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) The representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time; and

  (b) Each of Parent and Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms hereof.

  Parent and Purchaser will furnish the Company with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 7.2 as the Company may reasonably request.

  SECTION 7.3. CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER TO EFFECT THE MERGER. The obligations of Parent and Purchaser to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as such time;

  (b) The Company shall have delivered to Purchaser and (i) Bank of America, Illinois (formerly known as Continental Bank, National Association), one or more opinions of counsel acceptable to Bank of America, Illinois, stating that the Merger complies with (A) Article IV of the Indenture dated as of January 15, 1992 between the Company and Continental Bank, National Association, as trustee; and (B) Article Nine of the Indenture dated as of September 1, 1993 between the Company and Continental Bank, National Association, as trustee, as supplemented by a First Supplemental Indenture dated as of June 1, 1994 between the Company and Continental Bank, National Association, as trustee; and (ii) NationsBank of Georgia, National Association, an opinion of counsel acceptable to NationsBank of Georgia, National Association, stating that the Merger complies with Article Nine of the Indenture dated as of November 1, 1992 between the Company and NationsBank of Georgia, National Association, as trustee (collectively, the "PUBLIC INDENTURE MERGER OPINIONS");

  (c) The Company shall have performed in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms hereof.

  The Company will furnish Parent and Purchaser with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 7.3 as Parent or Purchaser may reasonably request.

  SECTION 7.4. EXCEPTION. The conditions set forth in Sections 7.2 and 7.3 hereof shall cease to be conditions to the obligations of any of the parties hereto if Purchaser shall have accepted for payment and paid for Shares validly tendered pursuant to the Offer or if Purchaser fails to accept for payment any Shares pursuant to the Offer in violation of the terms thereof.

                                 ARTICLE VIII

                        TERMINATION; AMENDMENT; WAIVER

  SECTION 8.1. TERMINATION. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time (notwithstanding approval of the Merger by the stockholders of the Company) prior to the Effective Time:

  (a) by mutual written consent of Parent, Purchaser and the Company;

  (b) by Parent, Purchaser or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Offer, the Spin-Off or the Merger and such order, decree, ruling or other action is or shall have become nonappealable;

  (c) by Parent or Purchaser if due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions set forth in Exhibit B hereto, Purchaser shall have (i) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (ii) terminated the Offer or (iii) failed to pay for Shares pursuant to the Offer prior to June 30, 1996;

  (d) by the Company if (i) there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of the Company and Purchaser shall have (A) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (B) terminated the Offer or (C) failed to pay for Shares pursuant to the Offer prior to June 30, 1996 or (ii) prior to the purchase of Shares pursuant to the Offer, a Third Party shall have made a bona fide offer that the Board of Directors of the Company by a majority vote determines in its good faith judgment and in the exercise of its fiduciary duties, based as to legal matters on the written opinion of legal counsel, is a Higher Offer (as defined in Section 8.3(b) hereof); provided, that such termination under this clause (ii) shall not be effective until payment of the fee required by Section 8.3(a) hereof;

  (e) by Parent or Purchaser prior to the purchase of Shares pursuant to the Offer, if (i) there shall have been a breach of any representation or warranty on the part of the Company or Spinco under either this Agreement or the Distribution Agreement having a Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Offer,
(ii) there shall have been a breach of any covenant or agreement on the part of the Company or Spinco under either this Agreement or the Distribution Agreement resulting in a Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Offer, which shall not have been cured prior to the earlier of (A) 10 days following notice of such breach and (B) two Business Days prior to the date on which the Offer expires, (iii) the Company shall engage in Active Negotiations (as defined in Section 8.3(b) hereof) with a Third Party with respect to a Third Party Acquisition (as defined in Section 8.3(b) hereof), (iv) the Board of Directors of the Company shall have withdrawn or modified (including by amendment of Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, the Spin-Off, the Merger, this Agreement or the Distribution Agreement, shall have recommended to the Company's stockholders another offer, shall have authorized the redemption of any Rights (whether or not in accordance with Section 6.1(k) hereof) after the Company's receipt of an Acquisition Proposal or shall have adopted any resolution to effect any of the foregoing or (v) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer at least two-thirds of the Shares, determined on a fully diluted basis, and on or prior to such date an entity or group (other than Parent or Purchaser) shall have made and not withdrawn a proposal with respect to a Third Party Acquisition; or

  (f) by the Company if (i) there shall have been a breach of any representation or warranty in this Agreement or the Distribution Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the consummation of the Offer or (ii) there shall have been a material breach of any covenant or agreement in this Agreement or the Distribution Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the consummation of the Offer which shall not have been cured prior to the earliest of (A) 10 days following notice of such breach and (B) two Business Days prior to the date on which the Offer expires.

  SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 8.2 and Sections 6.3(b), 6.14, 8.3, 9.3 and 9.11 hereof. Nothing contained in this Section 8.2 shall relieve any party from Liability for any breach of this Agreement.

  SECTION 8.3 FEES AND EXPENSES.

  (a) If:

    (i) Parent or Purchaser terminates this Agreement pursuant to Section 8.1(e)(ii), (iii) or (v) hereof and within 12 months thereafter the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving any party (or any affiliate thereof) (A) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (B) to whom the Company (or its agents) furnished information with a view to a Third Party Acquisition or (C) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (A), (B) and (C) after the date hereof and prior to such termination; or

    (ii) Parent or Purchaser terminates this Agreement pursuant to Section 8.1(e)(iii) or (v) hereof and, within 12 months thereafter, a Third Party Acquisition shall occur involving a Higher Offer; or

    (iii) Parent or Purchaser terminates this Agreement pursuant to Section 8.1(e)(iv) hereof; or

    (iv) the Company terminates this Agreement pursuant to Section 8.1(d)(ii) hereof;

then, in each case, the Company shall pay to Parent, within one Business Day following the execution and delivery of such agreement or such occurrence, as the case may be, or simultaneously with such determination pursuant to Section 8.1(d)(ii), a fee, in cash, of $175 million; provided, that the Company in no event shall be obligated to pay more than one such $175 million fee with respect to all such agreements and occurrences and such termination.

  (b) "ACTIVE NEGOTIATIONS" means negotiations with a Third Party that has proposed a Third Party Acquisition or made an Acquisition Proposal, or with such Third Party's agents or representatives with respect to the substance of such Third Party Acquisition or Acquisition Proposal, but will not include (x) communications in connection with, or constituting, the furnishing of information pursuant to a confidentiality agreement as contemplated by Section 6.2(a) hereof or (y) communications that include no more than an explicit bona fide rejection of such proposal and a very brief statement of the reasons therefor. "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes for these purposes a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity other than Parent, Purchaser or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of more than 30% of the total Assets of the Company and its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 30% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the purchase by the Company or any of its Subsidiaries of more than 20% of the outstanding Shares. "HIGHER OFFER" means any Third Party Acquisition which reflects a higher value for the Shares than the aggregate value being provided pursuant to the transactions contemplated by this Agreement and the Ancillary Agreements including, without limitation, the shares of Spinco Common Stock distributed in the Spin-Off. Prior to the termination of this Agreement by the Company pursuant to Section 8.1(d)(ii) hereof, the Board of Directors shall provide a reasonable opportunity to a nationally recognized investment banking firm selected by Parent, Purchaser or their designee (the "IB") to evaluate the proposed Third Party Acquisition, to determine whether it is a Higher Offer and to advise the Board of Directors of the Company of the basis for and results of its determination. The Company agrees to cooperate and cause the Company's financial advisors to cooperate with the IB (including, without limitation, providing the IB with full access to all such information which the IB deems relevant and which the IB agrees to keep confidential) to the extent reasonably requested by the IB. The fees and expenses incurred by the IB shall be paid by Parent. Nothing contained in this Section 8.3(b) shall prevent Parent and Purchaser from challenging, by injunction or otherwise, the termination or attempted termination of this Agreement pursuant to Section 8.3(d)(ii) hereof.

  (c) If this Agreement is terminated pursuant to Sections 8.1(e)(i) or 8.1(e)(ii) (the "DESIGNATED TERMINATION PROVISIONS") or Parent is entitled to receive the $175 million fee under Section 8.3(a) hereof, then the Company shall reimburse Parent, Purchaser and their affiliates (not later than one Business Day after submission of statements therefore) for actual documented out-of-pocket fees and expenses, not to exceed $45 million, actually incurred by any of them or on their behalf in connection with the Offer, the proposed Merger and the proposed Spin-Off and the transactions contemplated by this Agreement and the Distribution Agreement (including, without limitation, fees payable to financing sources, investment bankers (including to the IB), counsel to any of the foregoing and Accountants), whether incurred prior to or after the date hereof. The Company shall in any event pay the amount requested (not to exceed $45 million) within one Business Day of such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course.

  (d) Except as specifically provided in this Section 8.3 and except as otherwise specifically provided in the Distribution Agreement, each party shall bear its own respective expenses incurred in connection with this Agreement, the Offer and the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

  (e) Notwithstanding anything to the contrary contained in this Agreement, upon payment by the Company of the amounts referred to in this Section 8.3(a), the Company shall be released from all Liability hereunder, including any Liability for any claims by Parent, Purchaser or any of their affiliates based upon or arising out of any breach of this Agreement or any Ancillary Agreement. The parties agree that reimbursement of Parent's expenses pursuant to Section 8.3(c) hereof in connection with a termination of this Agreement pursuant to any of the Designated Termination Provisions does not constitute the payment of liquidated damages and, except to the extent of the payment thereunder, shall not limit the Liability of the Company for any claims by Parent, Purchaser or any of their affiliates based upon or arising out of any breach of this Agreement or any Ancillary Agreement.

  SECTION 8.4. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Purchaser at any time before or after adoption of the Merger by the stockholders of the Company, if any; provided that (a) in the event that any persons designated by Parent pursuant to Section 1.4 hereof (such directors are hereinafter referred to as the "DESIGNATED DIRECTORS") constitute in their entirety a majority of the Company's Board of Directors, no amendment shall be made which decreases the cash price per Share or which adversely affects the rights of the Company's stockholders hereunder without the approval of a majority of the Continuing Directors (as hereafter defined) if at the time there shall be any Continuing Directors and (b) after the date of adoption of the Merger by the stockholders of the Company, no amendment shall be made which decreases the cash price per Share or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties. For purposes hereof, the term "CONTINUING DIRECTOR" shall mean (a) any member of the Board of Directors of the Company as of the date hereof, (b) any member of the Board of

Directors of the Company who is unaffiliated with, and not a Designated Director or other nominee of, Parent or Purchaser or their respective Subsidiaries, and (c) any successor of a Continuing Director who is (i) unaffiliated with, and not a Designated Director or other nominee of, Parent or Purchaser or their respective Subsidiaries and (ii) recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

  SECTION 8.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that (x) in the event that any Designated Directors constitute in their entirety a majority of the Company's Board of Directors, no extensions or waivers shall be made which adversely affect the rights of the Company's stockholders hereunder without the approval of a majority of the Continuing Directors if at the time there shall be any Continuing Directors and (y) after the date of adoption of the Merger by the stockholders of the Company, no extensions or waivers shall be made which adversely affect the rights of the Company's stockholders hereunder without the approval of such stockholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                                 MISCELLANEOUS

  SECTION 9.1. SURVIVAL. Except as otherwise expressly set forth in the Distribution Agreement, the representations, warranties, covenants and agreements made herein shall not survive beyond the Effective Time; provided, that the covenants and agreements contained in Sections 2.7, 2.10, 3.1, 3.2, 6.3(b), 6.4, 6.5, 6.6, 6.8, 6.9, 6.10, 6.14, 8.2, 8.3, 8.4, 8.5, 9.3, 9.5 and
9.11 hereof shall survive beyond the Effective Time without limitation.

  SECTION 9.2. ENTIRE AGREEMENT. Except for the provisions of the Confidentiality Agreement which shall continue in full force and effect, this Agreement (including the schedules and exhibits and the agreements and other documents referred to herein, including, without limitation, the Ancillary Agreements) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

  SECTION 9.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable principles of conflicts
Law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

  SECTION 9.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) If to the Parent or Purchaser, to:

    Lockheed Martin Corporation
    6801 Rockledge Drive
    Bethesda, Maryland 20817
    Telephone: (301) 897-6125
    Telecopy: (301) 897-6333
    Attention: General Counsel
    with a copy to:

    O'Melveny & Myers
    153 E. 53rd Street
    New York, New York 10022
    Telephone: (212) 326-2000
    Telecopy: (212) 326-2061
    Attention: C. Douglas Kranwinkle, Esq.
              Jeffrey J. Rosen, Esq.

    and to:

    Skadden, Arps, Slate, Meagher & Flom
    919 Third Avenue
    New York, New York 10022
    Telephone: (212) 735-3000
    Telecopy: (212) 735-2001
    Attention: Peter Allan Atkins, Esq.
              Lou R. Kling, Esq.

  (b) If to the Company, to:

    Loral Corporation
    600 Third Avenue
    New York, New York 10016
    Telephone: (212) 697-1105
    Telecopy: (212) 661-8988
    Attention: General Counsel

    with a copy to:

    Willkie Farr & Gallagher
    153 E. 53rd Street
    New York, New York 10022
    Telephone: (212) 821-8000
    Telecopy: (212) 821-8111
    Attention: Robert B. Hodes, Esq.
              Bruce R. Kraus, Esq.

  SECTION 9.5. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party; provided, that Parent may assign its rights and obligations hereunder or those of Purchaser to Parent or any subsidiary of Parent, and Spinco may assign its rights and obligations hereunder to any successor to Spinco, but in each case no such assignment shall relieve Parent, Purchaser or Spinco, as the case may be, of its obligations hereunder. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for Sections 2.7, 2.10, 6.8 and 6.10 hereof nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  SECTION 9.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

  SECTION 9.7. INTERPRETATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Except as otherwise expressly provided in this Agreement, as used in this Agreement, the term "person" shall have the meaning assigned to that term in the Distribution Agreement.

  SECTION 9.8. SCHEDULES. The Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

  SECTION 9.9. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  SECTION 9.10. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in New York. The parties hereto consent to personal jurisdiction in any such action brought in any state or federal court sitting in New York and to service of process upon it in the manner set forth in
Section 9.4 hereof.

  SECTION 9.11. BROKERAGE FEES AND COMMISSIONS. Except as set forth in Sections 4.18 and 5.6, the Company hereby represents and warrants to Parent with respect to the Company, and Parent hereby represents and warrants to the Company with respect to Parent and Purchaser, that no person or entity is entitled to receive from the Company or Parent and Purchaser, respectively, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement and Plan of Merger or any of the transactions contemplated hereby.

        [The remainder of this page has been left blank intentionally.]

  IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          Loral Corporation

                                          By: /s/ Michael B. Targoff
                                             ----------------------------------
                                                Name: Michael B. Targoff
                                                Title: Senior Vice President

                                          Lockheed Martin Corporation

                                          By: /s/ Marcus C. Bennett
                                             ----------------------------------
                                                Name: Marcus C. Bennett
                                                Title: Senior Vice President

                                          LAC Acquisition Corporation

                                          By: /s/ Frank H. Menaker, Jr.
                                             ----------------------------------
                                                Name: Frank H. Menaker, Jr.
                                                Title: Vice President

                                    EXHIBITS

Exhibit A............................... Tax Sharing Agreement
Exhibit B............................... Conditions to Offer
Exhibit C............................... Form of Employment Protection Agreement
Exhibit D............................... Employment Protection Plan
Exhibit E............................... Supplemental Severance Program

                                   EXHIBIT A




                             TAX SHARING AGREEMENT

          TAX SHARING AGREEMENT ("the Agreement") dated as of _____________, 1996 by and among Loral Corporation, a New York corporation (the "Company"), Loral Telecommunications Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Spinco"), Lockheed Martin Corporation, a Maryland corporation ("Parent") and LAC Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of Parent (the "Purchaser").

          WHEREAS, in connection with the restructuring of the Company pursuant to the Restructuring, Financing and Distribution Agreement, dated as of January 8, 1996 (the "Distribution Agreement"), the Company, Spinco and certain of the Retained Subsidiaries have agreed to certain intercompany distributions, assignments, transfers and contributions of the Spinco Assets and the assumption of certain liabilities by Spinco, as more fully described in Section 2.1 of the Distribution Agreement (the "Transfer");

          WHEREAS, the Company will retain its stock in all of its subsidiaries other than the Spinco Subsidiaries (the "Retained Subsidiaries");

          WHEREAS, in accordance with the terms of the Agreement and Plan of Merger dated as of January 8, 1996 (the "Merger Agreement"), the Purchaser will commence and consummate the Offer and the Company will complete the Transfer;

          WHEREAS, immediately after the consummation of the Offer and the Form 10 or registration statement, as the case may be, having been declared effective by the SEC, the Company will distribute the Spinco Common Stock to the Company shareholders and the Company will retain its Spinco Preferred Stock;

          WHEREAS, pursuant to the Merger Agreement, and in accordance with New York law, the Purchaser will merge with and into the Company after certain conditions are satisfied at the Effective Time (the "Merger"), whereby each share of common stock of the Company issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash and, as a result of such Merger, the Company, as the surviving corporation, will become wholly-owned by Parent;

          WHEREAS, at the end of the day on which the Distribution occurs (the "Distribution Date"), Spinco's taxable year shall close for U.S. federal income tax purposes;

          WHEREAS, the parties hereto wish to provide for the payment of tax liabilities and entitlement to refunds, allocate responsibility and provide for cooperation in the filing of tax returns, provide for the realization and payment of tax benefits arising out of adjustments to the tax returns of the parties and provide for certain other matters;

          NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Spinco, Parent, and the Purchaser hereby agree as follows:

          1. Certain Definitions. The following terms used herein shall have the meanings set forth below (such terms to be equally applicable to the singular and plural forms of the terms defined or referred to below):

     "Aerospace" shall have the meaning set forth in the Distribution Agreement.

     "Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth in the recitals to this Agreement.

     "Company Group" means the Retained Subsidiaries, together with the Company.

     "Consolidated Group" or "consolidated group" means an affiliated group of corporations filing a consolidated federal income tax return, as defined in Treasury Regulation Section 1.1502-1(h).

     "Continental" shall have the meaning set forth in the Distribution
Agreement.

     "Distribution" shall have the meaning set forth in the Distribution Agreement.

     "Distribution Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Distribution Date" shall have the meaning set forth in the recitals to this Agreement.

     "Effective Time" shall have the meaning set forth in the Merger Agreement.

     "Form 10" shall have the meaning set forth in the Distribution Agreement.

     "Holdings" shall have the meaning set forth in the Distribution Agreement.

     "Income Taxes" means any and all taxes based upon or measured by net income (including, without limitation, any alternative minimum tax under Section 55 of the Code) imposed by or payable to the U.S., or any state, county, local or foreign government or any subdivision or agency thereof, and such term shall include any interest (whether paid or received), penalties or additions to tax attributable thereto.

     "Income Tax Liabilities" means all liabilities for Income Taxes.

     "Indemnified Party" means the party that is entitled to indemnification by another party pursuant to this Agreement.

     "Indemnifying Party" means the party that is required to indemnify another party pursuant to this Agreement.

     "Independent Accounting Firm" means a "big six" independent accounting firm, jointly selected by the parties; or, if the parties cannot agree on such accounting firm, Spinco and Parent shall each submit the name of a "big six" independent accounting firm that does not at the time and has not in the prior two years provided services to any member of the Spinco Group or the Parent Group, and the "Independent Accounting Firm" shall mean the firm selected by lot from these two firms.

     "Independent Law Firm" means a nationally-recognized independent law firm, jointly selected by the parties; or, if the parties cannot agree on such law firm, Spinco and Parent shall each submit the name of a nationally-recognized independent law firm that does not at the time and has not in the prior two years provided services to any member of the Spinco Group or the Parent Group, and the "Independent Law Firm" shall mean the firm selected by lot from these two firms.

     "Information Return" means any report, return, declaration or other information or filing (other than a Tax Return) required to be supplied to any taxing authority or jurisdiction.

     "K&F" shall have the meaning set forth in the Distribution Agreement.

     "LGP" shall have the meaning set forth in the Distribution Agreement.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Offer" shall have the meaning set forth in the Merger Agreement.

     "Old Company Group" means the consolidated group of corporations of which the Company is the "common parent" within the meaning of Section 1504 of the Code and the Treasury Regulations promulgated under Section 1502 of the Code and any Subsidiary of a member of such consolidated group.

     "Other Taxes" means any and all taxes, levies or other like assessments, charges or fees, other than Income Taxes, including, without limitation, any excise, real or personal property, gains, sales, use, license, real estate or personal property transfer, net worth, stock transfer, payroll, ad valorem and other governmen-tal taxes and any withholding obligation imposed by or payable to the U.S., or any state, county, local or foreign government or subdivision or agency thereof, and any interest (whether paid or received), penalties or additions to tax attributable thereto.

     "Overpayment Rate" means the rate specified under Section 6621(a)(1) of the Code for overpayments of tax.

     "Parent" shall have the meaning set forth in the recitals to this Agreement.

     "Parent Group" means the consolidated group of which Parent or any successor is the "common parent" within the meaning of Section 1504 of the Code and the Treasury Regulations promulgated under Section 1502 of the Code and any Subsidiary of a member of such consolidated group.

     "Proceeding" means any audit or other examination, judicial or administrative proceeding relating to liability for or refunds or adjustments with respect to Other Taxes or Income Taxes.

     "Purchaser" shall have the meaning set forth in the recitals to this Agreement.

     "Refund" means any refund of Income Taxes or Other Taxes, including any reduction in liabilities for such taxes.

     "Retained Subsidiaries" shall have the meaning set forth in the recitals to this Agreement.

     "SEC" means the Securities and Exchange Commission.

     "Spinco" shall have the meaning set forth in the recitals to this Agreement.

     "Spinco Assets" shall have the meaning set forth in the Distribution Agreement.

     "Spinco Common Stock" shall have the meaning set forth in the Distribution Agreement.

     "Spinco Companies" shall have the meaning set forth in the Distribution Agreement.

     "Spinco Group" means the Spinco Companies, Spinco and any Subsidiary thereof (including any successors thereto).

     "Spinco Preferred Stock" shall have the meaning set forth in the Distribution Agreement.

     "SSL" shall have the meaning set forth in the Distribution Agreement.

     "Subsidiary" or "subsidiary" shall have the meaning set forth in the Distribution Agreement.

     "Tax Benefit" means, in the case of separate state, local or other Income Tax Returns, the sum of the amount by which the tax liability (after giving effect to any alternative minimum or similar tax and adjusted for the loss of any federal tax benefit) of a person to the appropriate taxing authority is reduced (including, without limitation, by deduction, entitlement to refund, credit or otherwise, whether available in the current taxable year, as an adjustment to taxable income in any other taxable year or as a carryforward or carryback, as applicable) plus any interest from such government or jurisdiction relating to such tax liability, and in the case of a consolidated federal Income Tax Return or similar state, local or other Income Tax Return, the sum of the amount by which the tax liability of the consolidated group or other relevant group of corporations to the appropriate government or jurisdiction is reduced (including, without limitation, by deduction, entitlement to refund, credit or otherwise, whether available in the current taxable year, as an adjustment to taxable income in any other taxable year or as a carryforward or carryback, as applicable) plus any interest from such government or jurisdiction relating to such tax liability, less the amount by which the tax liability to another taxing authority is increased as a result of the reduction in tax liabilities to another taxing authority (unless such increase has already been taken into account under the provisions of Section 5 hereof) and less any increase in tax liability as a result of the receipt of interest as described above.

     "Tax Return" means any report, return, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to

Income Taxes or Other Taxes, including, without limitation, any documents with respect to or accompanying payments of estimated Income Taxes or Other Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, declaration or other document.

     "Transfer" shall have the meaning set forth in the recitals to this Agreement.

     "Treasury Regulation" means any final, temporary or proposed regulation promulgated under the Code.

     "U.S." means the United States of America.

          2. Cooperation; Maintenance and Retention of Records. Parent and Spinco shall, and shall cause the members of the Parent Group and the Spinco Group, respectively, to, provide the requesting party with such assistance and documents, without charge, as may be reasonably requested by such party in connection with (i) the preparation of any Tax Return or any Information Return,
(ii) the conduct of any Proceeding (iii) any matter relating to Income Taxes, Other Taxes or Information Returns of any member of the Old Company Group, the Company Group, the Spinco Group or the Parent Group and (iv) any other matter that is a subject of this Agreement. Such cooperation and assistance shall be provided to the requesting party promptly upon its request. Parent and the Company, on the one hand, and Spinco, on the other hand, shall retain or cause to be retained all Tax Returns, Information Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable years to which such Tax Returns, Information Returns, and other documents relate or until the expiration of any additional period that any party reasonably requests, in writing, with respect to specific material records or documents. A party intending to destroy any material records or documents shall provide the other party with advance notice and the opportunity to copy or take possession of such records and documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

          3.  Timing of Distribution Date; Reporting of Certain  Transactions.

               (a) The parties hereby agree that, for federal income tax purposes (and, to the extent permissible under applicable law, for state, local and other tax purposes), Spinco's taxable year shall end at the close of the Distribution Date, in accordance with the rule of Treasury Regulation Section 1.1502-76(b)(1).

               (b) The Parent Group hereby agrees to report each of the transactions set forth in Section 2.1 of the Distribution Agreement for all foreign, federal, state and local Income Tax purposes in a manner consistent with the form and chronology described therein, including (i) in the case of any distribution of a Spinco Asset by any member of the Old Company Group that is a corporation, as a distribution of property under Section 311(b) of the Code and any comparable provision of state or local law; (ii) in the case of any such distribution between members of the Old Company Group filing a consolidated Tax Return, as an "intercompany transaction" within the meaning of Treasury Regulations Section 1.1502-13(b) and any comparable provision of state or local law; and (iii) in the case of any transfer subject to Treasury Regulations
Section 1.1502-13(d) and any comparable provision of state or local law, by applying the rules described therein. The parties hereby agree to negotiate in good faith to determine the fair market values of Spinco and the material items of the Spinco Assets for purposes of reporting the transactions described in this subsection (b) for all foreign, federal, state and local Income Tax purposes, and the parties shall report all Income Taxes in a manner consistent with such fair market values.

          4.  Filing of Tax Returns and Information Returns; Payment of Taxes.

               (a) Old Company Group. To the extent not filed before the Distribution Date, Parent shall prepare and file or cause to be prepared and filed all Tax Returns of the Old Company Group and any member thereof, other than Tax Returns involving only the Spinco Group (or any members thereof) for which Spinco is responsible pursuant to subsection (c) hereof, and Parent shall pay or cause to be paid all Income Taxes shown to be due and payable by any member of the Old Company Group on such Tax Returns.

               (b) Company Group; Parent Group. Parent shall prepare and file or shall cause to be prepared and filed all Tax Returns of the Company Group and the Parent Group and any member of either the Company Group or the Parent Group (other than Tax Returns of Spinco or any of its Subsidiaries for taxable periods beginning after the Distribution Date) and shall pay or cause to be paid all Income Taxes shown to be due and payable by any member of the Company Group or the Parent Group on such Tax Returns.

               (c) Spinco Group. Spinco shall prepare and file or cause to be prepared and filed (i) all Tax Returns of the Spinco Group for all taxable periods beginning after the Distribution Date and (ii) all Tax Returns involving only one or more members of the Spinco Group for all taxable periods, and Spinco shall pay or cause to be paid all Income Taxes shown to be due and payable by any member of the Spinco Group on such Tax Returns.

               (d) Information Returns. Spinco shall file all Information Returns required to be filed by any member of the Spinco Group after the Distribution Date and all Information Returns involving only the Spinco Group (or any members thereof) for all taxable periods. Except as provided in the preceding sentence, to the extent not filed before the Distribution Date, Parent shall file all Information Returns required to be filed by any member of the Old Company Group, the Parent Group or the Company Group. Any party required to file any Information Return pursuant to this Section 4 shall pay any fees or charges required in connection with such filing and shall indemnify and hold the other party harmless against any penalties, fees or other charges resulting from the failure to pay such fees or charges or the failure to file such Information Returns in a correct or timely fashion, unless such failure results from the failure of the other party to provide correct information.

          5.  Indemnification for Taxes.

               (a) Spinco Group Income Taxes. The Spinco Group shall pay, and shall indemnify and hold the

Parent Group harmless against, (i) all Income Tax Liabilities of any member of the Spinco Group for all taxable periods (including taxable periods or portions thereof during which any member of the Spinco Group was a member of the Old Company Group or the Parent Group but excluding all Income Tax Liabilities arising from the Transfer and Distribution (other than amounts described in clause (iii) hereof); (ii) all Income Tax Liabilities incurred pursuant to Treasury Regulation Section 1.1502-6 or any comparable state, local or other provision providing for joint and several liability as a result of any member of the Spinco Group having been a member of any consolidated, combined, unitary or other group (other than the Old Company Group and the Parent Group); and (iii) the excess, if any, of (A) all Income Tax Liabilities arising, directly or indirectly, from the transactions set forth in Section 2.1(a) of the Distribution Agreement and the Distribution minus (B) the hypothetical amount of all Income Tax Liabilities that would have arisen, directly or indirectly, from a distribution by Aerospace to Holdings of all of the shares of capital stock owned by Aerospace in LGP and SSL, followed by a distribution by Holdings to the Company of all of the shares of capital stock owned by Holdings in LGP, SSL and Continental, followed by a transfer by the Company to Spinco of all of the shares of capital stock owned by the Company in LGP, SSL, K&F and Continental and the transfer to Spinco of the other Spinco Assets described in Section 2.1(a)(viii) of the Distribution Agreement, followed by the Distribution. For purposes of clause (i) of this subsection (a), the Income Tax Liabilities of any member or members of the Spinco Group for any taxable period during which such member or members joined with members of the Old Company Group, the Parent Group, or any other group in the filing of a consolidated, unitary, combined or other group Tax Return shall be determined as if each of such Spinco Group member or members filed its Tax Returns for such period on a stand-alone basis.

               (b) Old Company Group and Parent Group Income Taxes. The Parent Group shall pay, and shall indemnify and hold the Spinco Group harmless against,
(i) all Income Tax Liabilities of any member of the Old Company Group or the Parent Group (other than Income Tax Liabilities of any member of the Spinco Group for any taxable period); (ii) all Income Tax Liabilities incurred pursuant to Treasury Regulation Section 1.1502-6 or any comparable state, local or other provision providing for joint and several liability as a result of any member of the Old Company Group or the Parent Group (other than any member of the Spinco Group) having been a member of any consolidated, combined, unitary or other group; and (iii) any Income Tax Liabilities arising from the Transfer and the Distribution (other than amounts described in subsection (a)(iii) hereof), regardless of when recognized.

               (c) Other Taxes. The Parent Group shall pay, and shall indemnify and hold the Spinco Group harmless against, all liabilities for all Other Taxes attributable to the income, property or activities of any member of the Old Company Group or the Parent Group (other than, in both cases, a member of the Spinco Group), including all Other Taxes, if any, arising from the Transfer and the Distribution. Except as provided in the preceding sentence, the Spinco Group shall pay, and shall indemnify and hold the Parent Group harmless against, all liabilities for all Other Taxes attributable to the income, property or activities of any member of the Spinco Group. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement, the Company shall prepare and file, or cause to be prepared and filed, any Tax Return required under the New York Real Property Transfer Gains Tax, the New York Real Property Transfer Tax and the New York City Real Property Transfer Tax in connection with the Offer, the Merger, or the Transfer (other than amounts described in clause (iii) of subsection (a) hereof) and the Parent Group shall timely pay and indemnify the Spinco group against any taxes due and payable on such returns; and Spinco shall prepare and file, or cause to be prepared and filed, any Tax Return required under the New York Real Property Transfer Gains Tax, the New York Real Property Transfer Tax and the New York City Real Property Transfer Tax in connection with the Distribution and the Spinco Group shall timely pay and indemnify the Parent group against any taxes due and payable on such returns.

               (d) To the extent that the Indemnifying Party is required to indemnify another party pursuant to this Section 5, the Indemnifying Party shall pay to the Indemnified Party, no later than 10 days prior to the due date of the relevant Tax Return or estimated Tax Return or 10 days after the Indemnifying Party receives the Indemnified Party's calculations, whichever occurs later, the amount that the Indemnifying Party is required to pay the Indemnified Party under this Section 5. The Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this Section 5, showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within 15 days of receiving such calculations. Any dispute regarding such calculations shall be resolved in accordance with Section 8 of this Agreement.

          6. Carryovers. In the event that any member of the Spinco Group realizes any loss or credit for tax purposes for any taxable period beginning on or after the Distribution Date, such member may elect to carry back such loss or credit only with the written consent of Parent (which consent shall not be unreasonably withheld).

          7. Refunds of Income Taxes or Other Taxes. The Spinco Group shall be entitled to all Refunds attributable to the Spinco Group, and the Parent Group shall be entitled to all Refunds attributable to the Company Group or the Old Company Group (other than those attributable to the Spinco Group). Notwithstanding the foregoing, the Parent Group shall be entitled to Refunds attributable to the Spinco Group that result from the carryback of a tax attribute by the Company Group, and the Spinco Group shall be entitled to Refunds attributable to the Company Group that result from the carryback of a tax attribute by the Spinco Group. A party receiving a Refund to which another party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled within ten days after the receipt of the refund. The amount of any Refund attributable to the Spinco Group shall be determined according to the principles set forth in the last sentence of Section 5(a) hereof.

          8. Disputes. If the parties disagree as to the amount of any payment to be made under, or any other matter arising out of, this Agreement, the parties shall attempt in good faith to resolve such dispute, and any agreed-upon amount shall be paid to the appropriate party. If such dispute is not resolved within 15 days, the parties shall jointly retain the Independent Accoun-ting Firm to resolve the dispute. If and to the extent that the dispute presents legal issues, the Independent Accounting Firm shall have the authority to consult the Independent Law Firm. The fees of the Independent Accounting Firm and the Independent Law Firm shall be borne equally by the Spinco Group and the Parent Group, and the decision of such Independent Accounting Firm and Independent Law Firm shall be final and binding on all parties. Following the decision of the Independent Accounting Firm and/or the Independent Law Firm, the parties shall each take or cause to be taken any action that is necessary or appropriate to implement such decision of the Independent Accounting Firm and the Independent Law Firm, including, without limitation, the prompt payment of underpayments or overpayments, with interest calculated on such overpayments and underpayments at the Overpayment Rate from the date such payment was due through the date such underpayment or overpayment is paid or refunded.

          9. Control of Proceedings. In the case of any Proceeding with respect to Income Taxes or Other Taxes for which a party is or may be liable pursuant to this Agreement, Parent or Spinco, as the case may be, shall promptly give notice to the other party, informing such other party of the Proceeding in reasonable detail, and Parent or Spinco, as the case may be, shall execute or cause to be executed any powers of attorney or other documents necessary to enable the party that may be so liable to take all actions desired by such party with respect to such Proceeding. Such party shall have the right to control any such Proceeding and, to initiate any claim for refund, file any amended return or take any other action that it deems appropriate with respect to such Income Taxes or Other Taxes, provided, however, that if such Proceeding relates to a Tax Return for which the other party is Responsible, the Responsible party shall have the right, within a reasonable time after such notice is given, to deny the non-Responsible party control of such Proceeding. In the event that a Responsible party denies control of a Proceeding to a non-Responsible party, the parties shall agree upon the amount of such Income Taxes of Other Taxes for which the non-Responsible party is liable pursuant to this Agreement or, if the parties cannot so agree, shall submit the amount of such liability to arbitration for resolution (in a manner consistent with the procedures set forth in Section 8 hereof), which resolution shall determine the amount of the payment to be made pursuant to this Agreement, taking into account the risks of litigation and the other practical considerations associated with the settlement of such a Proceeding, and the Responsible party shall have the sole discretion to defend, settle or take any action that it deems appropriate with respect to such Proceeding. For purposes of this Section 9, a party is Responsible for any Tax Return that it is required to file pursuant to Section 4 hereof, and Parent is Responsible for any Tax Returns of any member of the Old Company Group (excluding Tax Returns involving solely members of the Spinco Group).

          10.  Timing Adjustment.

               (a) If an audit or other examination of any Income Tax Return of the Parent Group or a Proceeding for any period for which Parent is responsible shall result (by settlement or otherwise) in any adjustment that (A) decreases deductions, losses or tax credits or increases income, gains or recapture of tax credits for such period and (B) will permit the Spinco Group to increase deductions, losses or tax credits or decrease income, gains or recapture of tax credits that would otherwise (but for such adjustment) have been taken or reported with respect to the Spinco Group for one or more taxable periods, Parent shall notify Spinco (Parent and Spinco, for purposes of this subsection
(a), shall be deemed to include, where appropriate, the affiliated, unitary, combined or other group of which such party is a member) and provide it with adequate information so that it can reflect on the Income Tax Returns of the Spinco Group such increases in deductions, losses or tax credits or decreases in income, gains, or recapture of tax credits. With respect to such increases or decreases on Income Tax Returns, Spinco shall, and shall cause the Spinco Group to, pay to Parent the amounts of any Tax Benefits that result therefrom, within ten days of the date on which such Tax Benefits are realized.

               (b) If an audit or other examination of any Income Tax Return of the Spinco Group or a Proceeding for any period for which Spinco is responsible shall result (by settlement or otherwise) in any adjustment that (A) decreases deductions, losses or tax credits or increases income, gains or recapture of tax credits for such period, and (B) will permit the Parent Group to in-crease deductions, losses or tax credits or decrease income, gains or recapture of tax credits that would otherwise (but for such adjustment) have been taken or reported with respect to the Parent Group for one or more taxable periods, Spinco will notify Parent (Spinco and Parent, for purposes of this subsection
(b), shall be deemed to include, where appropriate, the affiliated, unitary, combined or other group of which such party is a member) and provide it with adequate information so that it can reflect on the Income Tax Returns of the Parent Group such increases in deductions, losses or tax credits or decreases in income, gains, or recapture of tax credits. With respect to such increases or decreases on Income Tax Returns, Parent shall, and shall cause the Parent Group to, pay to Spinco the amounts of any Tax Benefits that result therefrom, within ten days of the date such Tax Benefits are realized.

               (c) No later than 30 days after the date on which Spinco or Parent, as the case may be, receives notice pursuant to subsections (a) or (b) that a Tax Benefit may be available to the Spinco Group or Parent Group, respectively, Spinco or Parent, as the case may be, shall, and shall cause such members of the Parent Group or the Spinco Group or, in the case of Spinco, such members of the Old Company Group, as the case may be, to, as promptly as practicable, take such steps (including, without limitation, the filing of amended returns or claims for refunds where the amount of the Tax Benefit for any company in the aggregate exceeds $100,000) necessary or appropriate to obtain such Tax Benefit. Thereafter, Spinco or Parent, as the case may be, shall, and shall cause the Parent Group or the Spinco Group or, in the case of Spinco, the Old Company group, as the case may be, to, file all Income Tax Returns to obtain at the earliest possible time such Tax Benefit to the maximum extent available. Notwithstanding anything to the contrary in this Section 10, either party may, at its election, pay the amount of any Tax Benefit to the other party rather than filing amended returns or otherwise reflecting adjustments or taking positions on its Tax Returns. If such an election is made by a party, the party will be treated as having realized a Tax Benefit at the time such Tax Benefit would have been realized if such party had chosen to file amended returns or otherwise to reflect adjustments or to take positions on its Tax Returns; provided, however, that such party shall pay to the other party, no later than 20 days after such party receives notice from the other party that a Tax Benefit may be available, the amount of Tax Benefit that such party would have obtained if such party had filed an amended Tax Return. Notwithstanding the foregoing, a party shall not be required to take steps to obtain a Tax Benefit or to pay the other party, if, in the opinion of such party's counsel, which counsel shall be reasonably acceptable to the other party, there is not substantial authority to seek such Tax Benefit.

               (d) For purposes of this Agreement, a Tax Benefit shall be deemed to have been realized at the time any refund of Taxes is received or applied against other Taxes due, or at the time of filing of an Income Tax Return (including any relating to estimated Taxes) on which a loss, deduction or credit is applied in reduction of Taxes which would otherwise be payable; provided, however, that, where a party has other losses, deductions, credits or similar items available to it, deductions, credits or items for which the other party would be entitled to a payment under this Agreement shall be treated as the last items utilized to produce a Tax Benefit. In accordance with the provisions of this subsection (d), Spinco and Parent agree that where a Tax Benefit may be realized that may result in a payment to, or reduce a payment by, the other party hereto, each party will as promptly as practicable take or cause its affiliate to take such reasonable or appropriate steps (including, without limitation, the filing of an amended return or claim for refund) to obtain at the earliest possible time any such reasonably available Tax Benefit. In the event that after payment of a Tax Benefit under this subsection (d), such Tax Benefit is reduced or eliminated because of a final decree or agreement of a taxing authority or the carryback of losses or credits, then the party to whom the Tax Benefit was paid shall pay to the other party the amount by which the Tax Benefit was reduced or eliminated plus interest on the amount returned at the Overpayment Rate from the date of payment to the date of repayment.

          11.  Payments.

               (a) Any payment required by this Agreement that is not made on or before the date provided hereunder shall bear interest after such date at the

Overpayment Rate. In the case of any payment required hereunder to be made "promptly," such payment shall be considered late for purposes of this Agreement if not made 20 days after notice that such payment is due is provided. All payments made pursuant to this Agreement shall be made in immediately available funds.

               (b) All payments made pursuant to this Agreement shall be treated as an adjustment (increase or decrease) in the amount contributed by Parent to the Company and by the Company to Spinco, and the parties shall not file any Tax Returns or Information Returns inconsistent with this position.

          12. Termination of Prior Tax Sharing Agreements. This Agreement shall take effect on the Distribution Date and shall replace all other agreements, whether or not written, in respect of any Income Taxes or Other Taxes between or among any members of the Old Company Group, or their respective predecessors or successors, other than any such agreements made exclusively
between or among any members of the Spinco Group.   All such replaced agreements
shall be cancelled as of the Distribution Date, and any rights or obligations existing thereunder thereby shall be fully and finally settled without any payment by any party thereto.

          13. Notices. All notices, requests, demands and other communications required or permitted under this Agreement will be made in the manner provided in Section 11.5 of the Distribution Agreement.

          14. Construction. The provisions of this Agreement shall be construed such that no increase or decrease in Income Taxes or Other Taxes or Tax Benefit is taken into account more than once.

          15. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements, whether or not written, concerning such subject matter. This Agreement may not be amended except by an agreement in writing, signed by the parties.

          16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law.

          17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

          18. Effective Date. This Agreement shall become effective only upon the occurrence of the Distribution Date and shall terminate and be null and void and of no force and effect upon any termination of the Merger Agreement.

          19. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       LORAL CORPORATION


                                       By:_______________________________
                                          Name:
                                          Title:


                                       LORAL TELECOMMUNICATIONS
                                       ACQUISITION, INC.


                                       By:_______________________________
                                          Name:
                                          Title:


                                       LOCKHEED MARTIN CORPORATION


                                       By:_______________________________
                                          Name:
                                          Title:


                                       LAC ACQUISITION CORPORATION


                                       By:________________________________
                                          Name:
                                          Title:

                                                                      EXHIBIT B

                            CONDITIONS OF THE OFFER

  Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or pay for, and may delay the acceptance for payment of (whether or not the Shares have theretofore been accepted for payment), or the payment for, any Shares tendered, and may terminate or extend the Offer and not accept for payment any Shares, if:

    (i) immediately prior to the expiration of the Offer (as extended in accordance with the terms of the Offer), (A) any applicable waiting period under the Antitrust Laws shall not have expired or been terminated or any approvals required under the EC Merger Regulations shall not have been received, (B) the Record Date for the distribution of shares of Spinco common stock to stockholders of the Company pursuant to the Distribution Agreement shall not have been set by the Company's Board of Directors, (C) the Public Indenture Merger Opinions shall not have been delivered to Purchaser and the applicable Public Indenture trustees, or (D) the number of Shares validly tendered and not withdrawn when added to the Shares then beneficially owned by Parent does not constitute two-thirds of the Shares then outstanding and represent two-thirds of the voting power of the Shares then outstanding on a fully diluted basis on the date of purchase; OR

    (ii) on or after the date of this Agreement and prior to the acceptance for payment of Shares, any of the following conditions exist:

      (a) any of the representations or warranties of the Company contained in the Merger Agreement shall not have been true and correct at the date when made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall cease to be true and correct at any time prior to consummation of the Offer, except where the failure to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect; provided, that if any such failure to be so true and correct is curable by the Company through the exercise of its reasonable efforts, then Purchaser may not terminate the Offer under this subsection (a) until 10 Business Days after written notice thereof has been given to the Company by Parent or Purchaser and unless at such time the matter has not been cured; or

      (b) any of the representations or warranties of Spinco contained in the Distribution Agreement shall not have been true and correct at the date when made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall cease to be true and correct at any time prior to consummation of the Offer, except where the failure to be so true and correct would not individually or in the aggregate, have a Material Adverse Effect; provided that, if any such failure to be so true and correct is curable by Spinco through the exercise of its reasonable efforts, then Purchaser may not terminate the Offer under this subsection (b) until 10 Business Days after written notice thereof has been given to the Company by Parent or Purchaser and unless at such time the matter has not been cured; or

      (c) the Company shall have breached any of its covenants or agreements contained in the Merger Agreement, except for any such breaches that, individually or in the aggregate, would not have a Material Adverse Effect; provided that, if any such breach is curable by the Company through the exercise of its reasonable efforts, then Purchaser may not terminate the Offer under this subsection (c) until 10 Business Days after written notice thereof has been given to the Company by Parent or Purchaser and unless at such time the breach has not been cured; or

      (d) Spinco or the Company shall have breached any of its covenants or agreements contained in the Distribution Agreement, except for any such breaches that, individually or in the aggregate, would not have a Material Adverse Effect; provided, that if any such breach is curable by Spinco or the Company through the exercise of its reasonable efforts, then Purchaser may not terminate the Offer under this subsection (d) until 10 Business Days after written notice thereof has been given to the Company or Spinco, as the case may be, by Parent or Purchaser and unless at such time the breach has not been cured; or

      (e) there shall have been any statute, rule, regulation, judgment, order or injunction promulgated, enacted, entered, enforced or deemed applicable to the Offer, or any other legal action shall have been taken, by any state, federal or foreign government or governmental authority or by any U.S. court, other than the routine application to the Offer, the Merger or the Spin-Off of waiting periods under the HSR Act, that presents a substantial likelihood of (1) making the acceptance for payment of, or the payment for, some or all of the Shares illegal or otherwise prohibiting, restricting or significantly delaying consummation of the Offer, (2) imposing material limitations on the ability of Purchaser or Parent to acquire or hold or to exercise any rights of ownership of the Shares, or effectively to manage or control the Retained Business, the Company, the Retained Subsidiaries, Purchaser or any of their respective affiliates, which individually or in the aggregate could constitute a Significant Adverse Effect; or

      (f) any fact or circumstance exists or shall have occurred that has a Material Adverse Effect; or

      (g) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, Inc., (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States and having a Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Offer, (4) any limitation or proposed limitation (whether or not mandatory) by any U.S. governmental authority or agency, or any other event, that materially adversely affects generally the extension of credit by banks or other financial institutions, (5) from the date of the Merger Agreement through the date of termination or expiration of the Offer, a decline of at least 25% in the Standard & Poor's 500 Index or (6) in the case of any of the situations described in clauses (1) through (5) inclusive, existing at the date of the commencement of the Offer, a material acceleration, escalation or worsening thereof; or

      (h) any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Purchaser, any of its affiliates, or any group of which any of them is a member shall have acquired beneficial ownership of more than 20% of the outstanding Shares or shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Shares or merger, consolidation or other business combination with or involving the Company or any of its Subsidiaries; or

      (i) prior to the purchase of Shares pursuant to the Offer, the Board of Directors of the Company shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement, the Merger or the Spin-Off, shall have recommended to the Company's stockholders another offer, shall have authorized the redemption of the Rights (whether or not in accordance with Section 6.1(k) hereof) after the Company has received an Acquisition Proposal or shall have adopted any resolution to effect any of the foregoing which, in the sole judgment of Purchaser in any such case, and regardless of the circumstances (including any action or omission by Purchaser) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment; or

      (j) the Merger Agreement shall have been terminated in accordance with its terms; or

      (k) the Record Date shall not have occurred; or

      (l) the conditions to the Spin-Off shall not have been satisfied or waived; OR

    (iii) Parent and Purchaser shall not have secured financing on terms reasonably acceptable to Parent to finance the purchase of all of the Shares at the Merger Price and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, that the condition set forth in this clause (iii) shall be a condition to Purchaser's obligations with respect to the Offer only if (A) the Offer has not been consummated on or before April 30, 1996, (B) Parent has not taken any significant action outside of the ordinary course of business, which prevents Parent from obtaining sufficient financing to purchase all of the Shares at the Merger Price and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and (C) Parent and Purchaser are in substantial compliance with their respective material obligations under Sections 6.4, 6.5 and 6.6 of the Merger Agreement.

  The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to such conditions, or may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion; provided, that the condition set forth in clause (ii)(j) above may be waived or modified only by the mutual consent of Purchaser and the Company.

                                                                       Exhibit C



                                   [FORM OF]

                        EMPLOYMENT PROTECTION AGREEMENT
                        -------------------------------


          THIS AGREEMENT between Loral Corporation, a New York corporation (the "Company"), and ______________________ (the "Executive"), dated as of this 7th day of January 1996.


                             W I T N E S S E T H :
                             ---------------------

          WHEREAS, the Company and the Executive have agreed to enter into an agreement providing the Company and the Executive with certain rights upon the occurrence of a Change of Control (as defined below) to assure the Company of continuity of management;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Company and the Executive as follows:

          1. Effective Date; Term. This Agreement shall be effective as of January 7, 1996. The Company may terminate this Agreement upon five (5) days advance written notice to the Executive; except that if this Agreement is in effect immediately prior to the date of a Change of Control (the "Effective Date"), it shall remain in effect for at least three (3) years following such Change of Control, and such additional time as may be necessary to give effect to the terms of this Agreement. This Agreement may also terminate as provided in
Section 2(b) hereof.

          2. Change of Control. (a) Except as provided in Section 2(b) hereof, for purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if: (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof)), excluding the Company, any majority owned subsidiary of the Company (a "Subsidiary") and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least 50% of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares") provided, however, that such an event shall not constitute a Change of Control if such acquisition has been approved by a majority of the Incumbent Directors (as defined in subsection 2(a)(iii)); (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company and one or more of its Subsidiaries, a Transaction approved by a majority of the Incumbent Directors, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction, excluding for this purpose any shareholder owning directly or indirectly more than 10% of the shares of the other company involved in the Transaction, continue to have a majority of the voting power in the resulting entity, or (iii) within any 24-month period beginning on or after January 7, 1996, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of the Company (the "Board") or the board of directors of any successor to the Company, provided that any director who was not a director as of January 7, 1996 shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this subsection 2(a)(iii).

     (b) This Agreement shall terminate upon, and no Change of Control shall be deemed to occur as a result of, the successful consummation of the "Offer" (as defined in Section 1.1(a) of the Agreement and Plan of Merger Dated as of January 7, 1996 By and Among the Company, Lockheed Martin Corporation and LAC Acquisition Corporation), or upon the successful consummation of any transaction which is approved by the Incumbent Directors and as a result of which Lockheed Martin Corporation or a wholly owned subsidiary thereof acquires substantially all of the Company's voting securities or substantially all of the Company's defense businesses.

          3. Retention Period. If the Executive is employed on the Effective Date, the Company agrees to continue the Executive in its employ, and the Executive agrees to remain in the employ of the Company, for the period (the "Retention Period") commencing on the Effective Date and ending on the earliest to occur of (i) the third anniversary of the Effective Date, and (ii) the date of any termination of the Executive's employment in accordance with Section 6 of this Agreement.

               Position and Duties. (a) No Reduction in Position. During the Retention Period, the Executive's position (including titles), authority and responsibilities shall be at least commensurate with the highest of those held or exercised by him at any time during the 90-day period immediately preceding the Effective Date.

               (b) Business Time. During the Retention Period, the Executive shall devote his full business time during normal business hours to the business and affairs of the Company and use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for

               (i) reasonable time spent in serving on corporate, civic or charitable boards or committees of the nature similar to those on which the Executive served prior to the Change of Control, or otherwise approved by the Board, in each case only if and to the extent not substantially interfering with the performance of such responsibilities, and

               (ii)  periods of vacation and sick leave to which he is entitled.


It is expressly understood and agreed that the Executive's continuing to serve on any boards and committees on which he is serving or with which he is otherwise associated immediately preceding the Effective Date shall not be deemed to interfere with the performance of the Executive's services to the Company.

          5. Compensation. (a) Base Salary. During the Retention Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the monthly salary paid to the Executive by the Company and any of its affiliated companies immediately prior to the Effective Date. The Base Salary shall be reviewed at least once each year after the Effective Date, and may be increased (but not decreased) at any time and from time to time by action of the Board or any committee thereof or any individual having authority to take such action in accordance with the Company's regular practices. Neither payment of the Base Salary nor payment of any increased Base Salary after the Effective Date shall serve to limit or reduce any other obligation of the Company hereunder. For purposes of the remaining provisions of this Agreement, the term "Base Salary" shall mean Base Salary as defined in this Section 5(a) or, if increased after the Effective Date, the Base Salary as so increased.

          (b) Annual Bonus. In addition to the Base Salary, the Executive shall be awarded for each fiscal year of the Company ending during the Retention Period an annual bonus (either pursuant to a bonus plan or program of the Company or otherwise) in cash at least equal to the greater of the two most recent fiscal year bonuses (annualized, if awarded in respect of a partial year) awarded to the Executive prior to the Effective Date under the bonus program of the Company applicable to such Executive ("Annual Bonus"). If a fiscal year of the Company begins, but does not end, during the Retention Period, the Executive shall receive an amount with respect to such fiscal year at least equal to the amount of the Annual Bonus multiplied by a fraction, the numerator of which is the number of days in such fiscal year occurring during the Retention Period and the denominator of which is 365. Each amount payable in respect of the Executive's Annual Bonus shall be paid not later than 90 days after the fiscal year next following the fiscal year for which the Annual Bonus (or pro-rated portion) is earned or awarded, unless electively deferred by the Executive pursuant to any deferral programs or arrangements that the Company may make available to the Executive, in which event such deferred amount shall be payable in accordance with the terms of such deferral program or arrangement. Neither the Annual Bonus nor any bonus amount paid in excess thereof after the Effective Date shall serve to limit or reduce any other obligation of the Company hereunder.

          (c) Incentive and Savings Plans and Retirement Programs. In addition to the Base Salary and Annual Bonus payable as hereinabove provided, during the Retention Period, the Executive shall be entitled to participate in all incentive and savings plans and programs, including stock option plans and other equity based compensation plans, and in all retirement plans, on a basis providing him with the opportunity to receive compensation (without duplication of the amount payable as an Annual Bonus) and benefits equal to those provided by the Company to the Executive on an annualized basis under such plans and programs as in effect at any time during the 90-day period immediately preceding the Effective Date. With respect to participation in stock option plans, Executive shall receive annual grants during the Retention Period at least equal to the average annual grants made to Executive during the two fiscal years immediately preceding the Effective Date.

          (d) Benefit Plans. During the Retention Period, the Executive and his family shall be entitled to participate in or be covered under all welfare benefit plans and programs of the Company and its affiliated companies, including all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs, as in effect at any time during the 90-day period immediately preceding the Effective Date.

          (e) Expenses. During the Retention Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company as in effect at any time during the 90-day period immediately preceding the Effective Date.

          (f) Vacation and Fringe Benefits. During the Retention Period, the Executive shall be entitled to paid vacation and fringe benefits in accordance with the policies of the Company as in effect at any time during the 90-day period immediately preceding the Effective Date.

          (g) Office and Support Staff. During the Retention Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive at any time during the 90-day period immediately preceding the Effective Date.

          6. Termination. (a) Death or Disability. The Executive's employment shall terminate automatically upon his death. The Company may terminate Executive's employment during the Retention Period, after having established the Executive's Disability, by giving the Executive written notice of its intention to terminate his employment, and his employment with the Company shall terminate effective on the 90th day after receipt of such notice if, within 90 days after such receipt, the Executive shall fail to return to full-time performance of his duties. For purposes of this Agreement, "Disability" means disability which, after the expiration of more than 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representatives (such agreement to acceptability not to be withheld unreasonably).

          (b) Voluntary Termination. Notwithstanding anything in this Agreement to the contrary, the Executive may, upon not less than 30 days' written notice to the Company, voluntarily terminate employment during the Retention Period for any reason, provided that any termination by the Executive pursuant to
 Section 6(d) of this Agreement on account of Good Reason (as defined therein) shall not be treated as a voluntary termination under this Section 6(b).

          (c) Cause. The Company may terminate the Executive's employment during the Retention Period for Cause. For purposes of this Agreement, "Cause" means
 (i) gross misconduct on the Executive's part which is demonstrably willful and deliberate and which results in material damage to the Company's business or reputation or (ii) repeated material violations by the Executive of his obligations under Section 4 of this Agreement which violations are demonstrably willful and deliberate.

          (d) Good Reason. The Executive may terminate his employment during the Retention Period for Good Reason. For purposes of this Agreement, "Good Reason" means

               (i) a good faith determination by the Executive that, without his prior written consent, the Company or any of its officers has taken or failed to take any action (including, without limitation, (A) exclusion of the Executive from consideration of material matters within his area of responsibility, other than an insubstantial or inadvertent exclusion remedied by the Company promptly after receipt of notice thereof from the Executive, (B) statements or actions which undermine the Executive's authority with respect to persons under his supervision or reduce his standing with his peers, other than an insubstantial or inadvertent statement or action which is remedied by the Company promptly after receipt of the notice thereof from the Executive, (C) a pattern of discrimination against or harassment of the Executive or persons under his supervision and (D) the subjection of the Executive to procedures not generally applicable to other similarly situated executives) which changes the Executive's position (including titles), authority or responsibilities under Section 4 of this Agreement or reduces the Executive's ability to carry out his duties and responsibilities under Section 4 of this Agreement;

               (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof from the Executive;

               (iii) the Company's requiring the Executive to be employed at any location more than 35 miles further from his principal residence than the location at which the Executive was employed immediately preceding the Effective Date; or

               (iv) any failure by the Company to obtain the assumption of and agreement to perform this Agreement by a successor as contemplated by
     Section 14(b) of this Agreement.

          (e) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason during the Retention Period shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice given, in the case of a termination for Cause, within 10 business days of the Company's having actual knowledge of all of the events giving rise to such termination, and in the case of a termination for Good Reason, within 180 days of the Executive's having actual knowledge of the events giving rise to such termination, and which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

          (f) Date of Termination. For purposes of this Agreement, the term "Date of Termination" means (i) in the case of a termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein and (ii) in all other cases, the actual date on which the Executive's employment terminates during the Retention Period.

          7. Obligations of the Company upon Termination. (a) Death. If the Executive's employment is terminated during the Retention Period by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of his death, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination, (ii) the product of the Annual Bonus and a fraction, the numerator of which is the number of days in the current fiscal year of the Company through the Date of Termination, and the denominator of which is 365 (the "Pro-rated Bonus Obligation"), (iii) any compensation previously deferred by the Executive (together with any accrued earnings thereon) and not yet paid by the Company and
(iv) any other amounts or benefits owing to the Executive under the then applicable employee benefit plans or policies of the Company (such amounts specified in clauses (i), (ii), (iii) and (iv) are hereinafter referred to as "Accrued Obligations"). Unless otherwise directed by the Executive (or, in the case of any employee benefit plan qualified (a "Qualified Plan") under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), as may be required by such plan), all such Accrued Obligations shall be paid to the Executive's legal representatives in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable level of benefits available to surviving families of executives of the Company and its affiliates under such plans, programs and policies relating to family death benefits, if any, of the Company and its affiliates in effect at any time during the 90-day period immediately preceding the Effective Date.

          (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled, after the Date of Termination until the date when the Retention Period would otherwise have terminated, to continue to participate in or be covered under the benefit plans and programs referred to in Section 5(d) of this Agreement or, at the Company's option, to receive equivalent benefits by alternate means at least equal to those provided in accordance with Section 5(d) of this Agreement. Unless otherwise directed by the Executive (or, in the case of any Qualified Plan, as may be required by such plan), the Executive shall also be paid all Accrued Obligations in a lump sum in cash within 30 days of the

Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled to receive disability and other benefits at least equal to the most favorable level of benefits available to disabled employees and/or their families in accordance with the plans, programs and policies maintained by the Company or its affiliates relating to disability at any time during the 90-day period immediately preceding the Effective Date.

          (c) Cause and Voluntary Termination. If, during the Retention Period, the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive (other than on account of Good Reason), the Company shall pay the Executive the Accrued Obligations other than the Pro-rated Bonus Obligation. Unless otherwise directed by the Executive (or, in the case of any Qualified Plan, as may be required by such plan), the Executive shall be paid all such Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination and the Company shall have no further obligations to the Executive under this Agreement.

          (d) Termination by Company other than for Cause or Disability and Termination by Executive for Good Reason. (i) Lump Sum Payment. If, during the Retention Period, the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall pay to the Executive in a lump sum in cash within 15 days after the Date of Termination the aggregate of the following amounts:

          (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate specified in Section 5(a) of this Agreement;

          (B) a cash amount equal to three times the sum of

              (1) the Executive's annual Base Salary at the rate specified in
          Section 5(a) of this Agreement;

              (2)  the Annual Bonus; and

              (3) an amount equal to the average annual compensation received by the Executive (determined as the sum of the amount includable as current income to the Executive for tax purposes plus any amount which would have been so includable but for a deferral election) under the Company's restricted stock plan over the three fiscal years prior to the Change of Control; and

              (4) the present value, calculated using the annual federal short-term rate as determined under Section 1274(d) of the Code, of (without duplication) (x) the annual cost to the Company (based on the premium rates or other costs to it) of obtaining coverage equivalent to the coverage under the plans and programs described in Section 5(d) of this Agreement, and (y) the annualized value of the fringe benefits described under Section 5(f) of this Agreement;

     provided, however, that with respect to the life and medical insurance coverage referred to in Section 5(d) of this Agreement, at the Executive's election made prior to the Date of Termination, the Company shall use its best efforts to secure conversion coverage and shall pay the cost of such coverage in lieu of paying the lump sum amount attributable to such life or medical insurance coverage; and

               (C) a cash amount equal to any amounts (other than amounts payable to the Executive under any Qualified Plans) described in Sections 7(a)(iii) and (iv) of this Agreement.

          (ii) Discharge of Company's Obligations. Subject to the performance of its obligations under this Section 7(d), the Company shall have no further obligations to the Executive in respect of any termination by the Executive for Good Reason or by the Company other than for Cause or Disability, except to the extent expressly provided under any of the plans referred to in Section 5(c) or 5(d) of this Agreement.

          8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any stock option or other plans or agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

          9.   Certain Additional Payments by the Company.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes with respect to the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

          (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by

Coopers & Lybrand or such other nationally recognized accounting firm then auditing the accounts of the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, or is unwilling or unable to perform its obligations pursuant to this Section 9, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the potential uncertainty in the application of Section 4999 of the Code (or any successor provision) at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 20 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

         (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

        (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others whether by reason of the subsequent employment of the Executive or otherwise. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and no amount payable under this Agreement shall be reduced on account of any compensation received by the Executive from other employment. In the event that the Executive shall in good faith give a Notice of Termination for Good Reason and it shall thereafter be determined by mutual consent of the Executive and the Company or by a tribunal having jurisdiction over the matter that Good Reason did not exist, the employment of the Executive shall, unless the Company and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, by mutual consent of the Company and the Executive and, except as provided in the last preceding sentence, the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date otherwise than under this Agreement.

          11. Disputes; Legal Fees and Expenses. (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively and finally by expedited arbitration, conducted before a single arbitrator in New York, New York, in accordance with the rules governing employment disputes then in effect of the American Arbitration Association and the procedures set forth on Exhibit A hereto. The arbitrator shall be approved by both the Company and the Executive. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          (b) In the event that any claim by the Executive under this Agreement is disputed, the Company shall pay all reasonable legal fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of arbitration, settlement or otherwise.

          12. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, (i) obtained by the Executive during his employment by the Company or any of its affiliated companies and (ii) not otherwise public knowledge (other than by reason of an unauthorized act by the Executive). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 12 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          13. Employment Contract or Severance Benefits. Notwithstanding anything else in this Agreement to the contrary, any amount payment to the Executive hereunder on account of his termination of employment shall be reduced on a dollar for dollar basis by each dollar actually paid to the Executive with respect to such termination under the terms of any employment contract between the Executive and the Company or under any severance program or policy applicable to the Executive. Nothing in this Agreement shall be construed to require duplication of any compensation, benefits or other entitlements provided to the

Executive by the Company under the terms of any employment contract which may address similar matters.

          14. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

          15. Miscellaneous. (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applied without reference to principles of conflict of laws.

          (b) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:            at the address listed below
                                       (with a copy to              )
                                                      --------------


       If to the Company:              _____________________________

                                       _____________________________

                                       _____________________________

                                       Attention:  Secretary
                                       (with a copy to the attention
                                       of the General Counsel)

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

          (d) Tax Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, State or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Corporate Counsel, all as of the day and year first above written.


                                          LORAL CORPORATION


                                          By
                                             ----------------------
                                             Name:
                                             Title:



                                          EXECUTIVE:



                                          -------------------------


                                          Address:

                                          -------------------------

                                          -------------------------

                               LORAL CORPORATION

                          EMPLOYMENT PROTECTION PLAN

                          (Effective January 7, 1996)

                               LORAL CORPORATION
                          EMPLOYMENT PROTECTION PLAN

                          (Effective January 7, 1996)

          Loral Corporation (the "Company") believes that the best interests of the Company and its shareholders will be served if certain key employees of the Company are provided with certain rights upon a Change of Control (as hereinafter defined). Accordingly, the Company hereby establishes this "Loral Corporation Employment Protection Plan" (the "Plan") for the benefit of such key employees.

                            SECTION 1. DEFINITIONS
                            ----------------------

          In addition to the terms defined in the preceding paragraph, the following definitions shall apply for purposes of the Plan.

     1.1. "Annual Bonus" means the greater of the two most recent fiscal year bonuses (annualized, if awarded in respect of a partial year) awarded to an Eligible Employee prior to a Change of Control under the bonus program of any Loral Company applicable to such Executive.

     1.2. "Annual Salary" means an Eligible Employee's annual rate of regular salary as in effect immediately prior to the Change of Control.

     1.3. "Board" means the Board of Directors of the Company.

     1.4. "Cause" means any of the following, other than due to an Eligible Employee's Permanent Disability or death:

               (a) an Eligible Employee's gross misconduct which is demonstrably willful and deliberate and which results in material damage to the Company's business or reputation; or

               (b) an Eligible Employee's repeated willful and deliberate neglect of, or refusal to perform, the duties required or associated with the Eligible Employee's employment.

          1.5. "Change of Control" means the occurrence of any of the following events: (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof)), excluding the Company, any majority owned subsidiary of the Company (a "Subsidiary") and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), but including a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least 50% of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares") provided, however, that such an event shall not constitute a Change of Control if such acquisition has been approved by a majority of the Incumbent Directors (as defined in subsection 1.4 (iii)); (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company and one or more of its Subsidiaries, a Transaction approved by a majority of the Incumbent Directors, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction, excluding for this purpose any shareholder owning directly or indirectly more than 10% of the shares of the other company involved in the Transaction, continue to have a majority of the voting power in the resulting entity, or (iii) within any 24-month period beginning on or after January 7, 1996, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of January 7, 1996 shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this subsection 1.4 (iii); provided, however, that no Change of Control shall be deemed to occur as a result of the successful consummation of the "Offer" (as defined in Section 1.1(a) of the Agreement and Plan of Merger Dated as of January 7, 1996 By and Among the Company, Lockheed Martin Corporation and LAC Acquisition Corporation), or upon the successful consummation of any transaction which is approved by the Incumbent Directors and as a result of which Lockheed Martin Corporation or any wholly owned subsidiary thereof acquires substantially all of the Company's defense businesses (the "Lockheed Martin Merger").

     1.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.7. "Committee" means the Compensation Committee of the Board.

     1.8. "Common Stock" means the common stock of the Company, $.25 par value per share.

     1.9. "Company" means the Loral Corporation and any successor or successors thereto.

     1.10. "Eligible Employee" means each full-time employee of either the Company or another Loral Company whose name appears on Schedule A hereto.

     1.11. "Eligible Termination" means an involuntary termination of employment without Cause, or a resignation for Good Reason, which occurs as of or within the three-year period following a Change of Control; provided, however, that the transfer of employment to another employer that is a member of the Loral Companies shall not in itself constitute an Eligible Termination (but any such transfer will not preclude another or accompanying event or reason from constituting or causing an Eligible Termination, and the protections of the Plan and corresponding obligations of the Company will remain in effect following any such transfer of employment).

     1.12. "Good Reason" means any one or more of the following events, which occurs without an Eligible Employee's express prior written consent or approval, other than due to an Eligible Employee's Permanent Disability or death:

               (i) a good faith determination by the Eligible Employee that the Company or any of its officers has taken or failed to take any action (including, without limitation, (A) exclusion of the Eligible Employee from consideration of material matters within his area of responsibility, other than an insubstantial or inadvertent exclusion remedied by the Company promptly after receipt of notice thereof from the Eligible Employee, (B) statements or actions which undermine the Eligible Employee's authority with respect to persons under his supervision or reduce his standing with his peers, other than an insubstantial or inadvertent statement or action which is remedied by the Company promptly after receipt of the notice thereof from the Eligible Employee, (C) a pattern of discrimination against or harassment of the Eligible Employee or persons under his supervision and
     (D) the subjection of the Eligible Employee to procedures not generally applicable to other similarly situated executives) which changes the Eligible Employee's position (including titles), authority or responsibilities under Section 4 of this Agreement or reduces the Eligible Employee's ability to carry out his duties and responsibilities under
     Section 4 of this Agreement;

               (ii) any reduction in an Eligible Employee's Annual Salary or any material reduction in his annual bonus opportunity or employee benefits from the level in effect immediately prior to the Change of Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof from the Eligible Employee; or

              (iii) the Company's requiring the Eligible Employee to be employed at any location more than 35 miles further from his principal residence than the location at which the Eligible Employee was employed immediately preceding the Effective Date.

     1.13. "Permanent Disability" means an Eligible Employee's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his or her regular duties, which inability is reasonably contemplated to continue for at least one (1) year from its incurrence.

     1.14. "Plan" means the Loral Corporation Employment Protection Plan, as set forth herein and as amended from time to time.

     1.15. "Severance Period" means the period commencing on the date of an Eligible Employee's Eligible Termination and continuing for a period of twenty-four months.

     1.16. "Loral Companies" means the Company and its subsidiaries and affiliates, and any successor or successors thereto.


                 SECTION 2.  EFFECT OF AN ELIGIBLE TERMINATION

     2.1. If an Eligible Employee incurs an Eligible Termination, the Eligible Employee shall be entitled to all applicable benefits provided hereafter in this
Section 2 or as otherwise set forth in this Plan.

     (a) Salary and Bonus: Within two (2) business days after the date of his or her Eligible Termination, the Company shall pay or cause to be paid to the Eligible Employee a single lump sum amount, in cash, equal to two times the sum of

              (1)  the Eligible Employee's Annual Salary,

              (2)  the Eligible Employee's Annual Bonus, and

              (3) an amount equal to the average annual compensation received by the Eligible Employee (determined as the sum of the amount includable as current income to the Eligible Employee for tax purposes plus any amount which would have been so includable but for a deferral election) under the Company's restricted stock plan over the three fiscal years prior to the Change of Control.

     (b) Continued Welfare Benefits: Until the earlier of the end of an Eligible Employee's Severance Period or the date on which such Eligible
Employee becomes employed by a new employer, the Company shall, at its expense, provide such Eligible Employee with medical, dental, life insurance, disability and accidental death and dismemberment benefits at the highest level provided to such Eligible Employee during the period beginning immediately prior to the Change of Control and ending on the date of such Eligible Employee's Eligible Termination; provided, however, that if the Eligible Employee becomes employed by a new employer which maintains a major medical plan (or its equivalent) that either (i) does not cover the Eligible Employee with respect to a pre-existing condition which was covered under the Company's major medical plan, or (ii) does not cover the Eligible Employee for a designated waiting period, the Eligible Employee's coverage under the Company's major medical plan shall continue (but shall be limited in the event of noncoverage due to a preexisting condition, to the preexisting condition itself) until the earlier of the end of the applicable period of noncoverage under the new employer's plan or the end of the Severance Period. Following such Severance Period or the date of new employment, if earlier, the regular rights of an Eligible Employee to continuation of benefits under COBRA coverage, if any, shall apply.

      (c) Payment of Accrued But Unpaid Amounts: Within two (2) business days after the date of his or her Eligible Termination, the Company shall pay the Eligible Employee (i) any unpaid portion of the Eligible Employee's bonus accrued with respect to the full calendar year ended prior to the date of the Eligible Termination, and (ii) all compensation earned or previously deferred by such Eligible Employee but not yet paid (including cash compensation for vacation days accrued but not taken as of the date of the Eligible Termination, based on the Annual Salary amount converted to a per diem equivalent in accordance with the Company's normal payroll practices as in effect prior to the change of Control).

     (d) Payment for Other Reduced Severance Benefits. The amounts payable to an Eligible Employee under this Section 2 are supplemental to any other severance benefits to which the Eligible Employee is entitled under any severance plan or Plan of the Loral Companies in effect as of the Change of Control (collectively, "Other Severance Benefits"). In the event that an Eligible Employee's Other Severance Benefits are reduced or eliminated after the Change of Control, the amount otherwise payable to an Eligible Employee hereunder upon an Eligible Termination shall be increased by the amount of such reduction or elimination.

     2.2. Maximum Benefits: Anything in Section 2.1 to the contrary notwithstanding, payments under Section 2.1 shall not exceed the maximum amount which can be paid to an Eligible Employee without causing such payments to be treated as "excess parachute payments" for purposes of Section 280G of the Code taking into account all payments made to the Eligible Employee which constitute "parachute payments" for purposes of Section 280G.

     2.3. Mitigation: An Eligible Employee shall not be required to mitigate damages or the amount of any payment provided for under this Plan by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Plan. No amounts payable under this Plan shall be subject to reduction or offset in respect of any claims which the Company or any member of the Loral Companies (or any other person or entity) may have against the Eligible Employee.

     2.4. Withholding: The Company may, to the extent required by law, withhold applicable federal and state income, employment and other taxes from any payments due to any Eligible Employee hereunder.

           SECTION 3. LIMITS ON AMENDMENT OR TERMINATION; EFFECT ON
                                  OTHER PLANS

     3.1. This Plan shall terminate automatically and without further action by the Board upon the successful consummation of the Lockheed Martin Merger.

     3.2. The Board may amend or terminate this Plan at any time; provided, however, that upon occurrence of a Change of Control, this Plan (expressly including, but not limited to, this Section 3) shall remain in effect, and may not be altered or amended in any way which would adversely affect the rights of any Eligible Employee hereunder, for at least three (3) years following the Change of Control, and for such additional time as may be necessary to give effect to the terms of the Plan as in effect at the Change of Control. Thereafter, the Board may amend or terminate this Plan in any manner which does not adversely affect the rights of any Eligible Employee who has incurred an Eligible Termination.

     3.3 An Eligible Employee shall, after the date of his or her Eligible Termination, retain all rights (to the extent any such rights existed at any time prior to the Change of Control) to indemnification under applicable law or under the applicable Loral Companies' Certificate of Incorporation or By-Laws, as they may be amended or restated from time to time. In addition, to the extent coverage had been otherwise available to the Eligible Employee prior to the Change of Control, the Company shall maintain Director's and Officer's liability insurance on behalf of the Eligible Employee, at the level in effect immediately prior to the date of his or her Eligible Termination.

                     SECTION 4. ADMINISTRATION OF THE PLAN

     4.1 The Committee shall be the Administrator of this Plan and shall have the exclusive right, power and authority to:

               (a) interpret, in its sole discretion, any and all of the provisions of the Plan;

               (b) establish a claims review procedure, if necessary and advisable; and

               (c) consider and decide conclusively any questions (whether of fact or otherwise) arising in connection with the administration of the Plan or any claim for a benefit arising under the Plan.

Any decision or action of the Committee pursuant to this Section 4.1 shall be conclusive and binding.

     4.2. The Company shall pay all costs and expenses, including attorneys' fees and disbursements, at least monthly, of any Eligible Employee in connection with any legal proceeding (including arbitration), whether or not instituted by a member of the Loral Companies or an Eligible Employee, relating to the interpretation or enforcement of any provision of this Plan, except that if such Eligible Employee instituted the proceeding and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds that the Eligible Employee instituted the proceeding in bad faith, the Eligible Employee shall pay all costs and expenses, including attorney's fees and disbursements, of such Eligible Employee.

                           SECTION 5.  MISCELLANEOUS
                           ----------  -------------

     5.1 Neither the establishment of the Plan nor any action of the Company, any other member of the Loral Companies, the Committee, or any fiduciary shall be held or construed to confer upon any person any legal right to continued employment with the Company or with any member of the Loral Companies.

     Nothing in the Plan shall be construed to prevent the Company or any member of the Loral Companies from terminating an Eligible Employee's employment for Cause. If an Eligible Employee is terminated for Cause, the Company shall have no obligation to make any payments under this Plan, except for payments that may otherwise be payable under then existing Employee benefit plans, Plans and arrangements of the Company or of any other member of the Loral Companies.

     5.2. Benefits payable under the Plan shall be paid out of the general assets of the Company. The Company is not required to fund the benefits payable under this Plan; provided, however, nothing in this Section 5.2 shall be interpreted as precluding the Company from funding or setting aside amounts in anticipation of paying any such benefits.

     5.3. Benefits payable under the Plan shall not be subject to assignment, alienation, transfer, pledge, encumbrance, commutation or anticipation by any Eligible Employee. Any attempt to assign, alienate, transfer, pledge, encumber, commute or anticipate Plan benefits shall be void. In addition, no rights or interest under the Plan shall be in any manner subject to levy, attachment or other legal process to enforce payment of any claim against any Eligible Employee except to the extent required by law.

     5.4. Except as otherwise provided herein, this Plan shall be binding upon, inure to the benefit of and be enforceable by the Company and the Eligible Employees and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Plan shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation, and such provisions shall also be binding upon and inure to the benefit of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, and such successor shall assume and perform the obligations, responsibilities and liabilities to which the Company or any member of the Loral Companies is subject under this Plan in the same manner and to the same extent that the Company or any member of the Loral Companies would be required to perform if no such succession had taken place. The provisions of this Section 5.4 shall continue to apply to each subsequent employer of any Eligible Employee in the event of any subsequent merger, consolidation or transfer of assets of any such subsequent employer.

     5.5. This Plan shall be governed by and construed in accordance with the laws of the State of New York (without reference to rules relating to conflicts of laws), except to the extent superseded by applicable federal law.

     5.6. Any action required or permitted to be taken by the Company under this Plan shall be taken by the Board or by the Committee, or any designee of the Committee pursuant to Section 4, in each case subject to the limits on amendment and termination contained in Section 3 hereof.

     5.7. Entitlement to any benefits under this Plan is expressly subject to and conditioned upon the Eligible Employee agreeing to and signing (i) a customary exit letter that may contain confidentiality, future cooperation and other provisions, if requested, and (ii) the Company's standard form general release of employment and other claims that the Eligible Employee may have.

                                                                       Exhibit E

                               LORAL CORPORATION

                        SUPPLEMENTAL SEVERANCE PROGRAM

                          (Effective January 7, 1996)

                              LORAL CORPORATION
                        SUPPLEMENTAL SEVERANCE PROGRAM

                          (Effective January 7, 1996)

     Loral Corporation (the "Company") believes that the best interests of the Company and its shareholders will be served if certain key employees who have historically been engaged in or associated with the operations of the Company are encouraged to remain with the Company after the consummation of the Offer for the Common Stock of the Company pursuant to the Agreement and Plan of Merger Dated as of January 7, 1996 By and Among the Company, Lockheed Martin Corporation and LAC Acquisition Corporation (the "Merger Agreement"). Accordingly, the Company hereby establishes this "Loral Corporation
Supplemental Severance Program" (the "Program") for the benefit of such key employees.

                            SECTION 1. DEFINITIONS

     In addition to the terms defined in the preceding paragraph, the following definitions shall apply for purposes of the Program.

     1.1. "Annual Salary" means an Eligible Employee's annual rate of base salary as in effect immediately prior to the Effective Date.

     1.2. "Board" means the Board of Directors of Lockheed Martin.

     1.3. "Cause" means any of the following, other than due to an Eligible Employee's Permanent Disability or death:

     (a) an Eligible Employee's continuing willful neglect of, or refusal to perform, the duties required or associated with the Eligible Employee's employment;

     (b) an Eligible Employee's willful disclosure of confidential information or trade secrets of Lockheed Martin which results in material harm to the business or reputation of Lockheed Martin;

     (c) conviction of a felony, or a misdemeanor involving dishonesty, fraud, theft, larceny, or embezzlement, or any Federal offense of the type described in
Article 14 of the Administrative Agreement between Lockheed Martin and the United States Air Force dated June, 1995; or

     (d) a violation of Lockheed Martin's Standards of Conduct and Code of Ethics, which shall be provided to each Eligible Employee.

     1.4. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.5. "Committee" means the Committee of the Board designated to administer the Plan.

     1.6. "Company" means the Loral Corporation and any successor or successors thereto.

     1.7. "Company Board" means the Board of Directors of the Company.

     1.8. "Effective Date" means the date of the successful consummation of the Offer as set forth in the Merger Agreement.

     1.9. "Eligible Employee" means each full-time employee of either the Company or another Loral Company selected by the Company Board prior to the Effective Date for participation in the Program.

     1.10. "Eligible Termination" means an involuntary termination of employment without Cause (other than by reason of Permanent Disability or death), or a resignation for Good Reason, which occurs on or within the two-year period following the Effective Date; provided, however, that the transfer of employment to another employer that is a member of the Lockheed Martin Companies shall not in itself constitute an Eligible Termination (but any such transfer will not preclude another or accompanying event or reason from constituting or causing an Eligible Termination, and the protections of the Program and corresponding obligations of the Company will remain in effect following any such transfer of employment).

     1.11. "Good Reason" means any one or more of the following actions, without an Eligible Employee's express prior written consent or approval, other than due to an Eligible Employee's Permanent Disability or death:

     (a) any removal of the Eligible Employee from any of the positions he or she holds immediately prior to a Change of Control or an elimination of any such positions, when the effect of such removal or elimination is a material diminution of status, responsibilities or duties, or any lowering of job grade, excluding for this purpose a removal from responsibility for, or involvement with, U.S. Government business affairs which removal is mandated by reason of an indictment, suspension or proposed debarment of the type described in Article 14 of the

Administrative Agreement between Lockheed Martin and the United States Air Force dated June, 1995; or

     (b)  any reduction of an Eligible Employee's Annual Salary.

     1.12. "Permanent Disability" means an Eligible Employee's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his or her regular duties, which inability is reasonably contemplated to continue for at least one (1) year from its incurrence.

     1.13. "Offer" means the Offer as defined in Section 1.1(a) of the Merger Agreement.

     1.14. "Program" means the Loral Corporation Supplemental Severance Program, as set forth herein and as amended from time to time.

     1.15. "Severance Period" means the period commencing on the date of an Eligible Employee's Eligible Termination and continuing for a period of twelve months.

     1.16.  "Lockheed Martin" means Lockheed Martin Corporation.

     1.17. "Lockheed Martin Companies" means Lockheed Martin and its subsidiaries and affiliates, and any successor or successors thereto.

     1.18. "Target Bonus" means the annual bonus which would be payable to an Eligible Employee for the calendar year in which an Eligible Termination occurs, calculated on the assumption that the Eligible Employee and one or more Loral Companies or the Lockheed Martin Companies (or those entities or business units within the Loral Companies or the Lockheed Martin Companies) on whose performance the eligible Employee's bonus depends achieve the applicable target performance goals established under the applicable bonus plan with respect to that year. If no target performance goals for the year in which the Eligible Termination occurs have been set prior to the Eligible Termination, the Target Bonus shall be determined by substituting, in the previous sentence, the highest annual bonus paid to the Eligible Employee during the three years immediately preceding the year in which an Eligible Termination occurs.

     1.19. "Loral Companies" means the Company and its subsidiaries and affiliates, and any successor or successors thereto.

                 SECTION 2. EFFECT OF AN ELIGIBLE TERMINATION

     2.1. If an Eligible Employee incurs an Eligible Termination, the Eligible Employee shall be entitled to all applicable benefits provided hereafter in this Section 2 or as otherwise set forth in this Program.

     (a) Payment of Salary Amount: Within twenty (20) business days after the date of his or her Eligible Termination, the Company shall pay or cause to be paid to the Eligible Employee a single lump sum amount, in cash, equal to the sum of (i) the Eligible Employee's Annual Salary, and (ii) the Eligible Employee's Target Bonus.

     (b) Welfare Benefits: Within thirty (30) days after the date of his or her Eligible Termination, the Company shall pay to the Eligible Employee a single lump amount equal to the full cost of coverage for such Eligible Employee (taking into account any special medical or other conditions applicable to such Eligible Employee) during the Severance Period (or, if the Eligible Employee is provided with such coverage at no additional cost to him or her under any other severance plan or arrangement, for the period from the date such coverage terminates until the end of the Severance Period) for medical, dental, life insurance, disability and accidental death and dismemberment benefits at the level provided to such Eligible Employee immediately prior to such Eligible Termination.

     (c) Payment of Accrued But Unpaid Amounts: Within twenty (20) business days after the date of his or her Eligible Termination, the Company shall pay the Eligible Employee any unpaid portion of the Eligible Employee's bonus accrued with respect to the full calender year ended prior to the date of the Eligible Termination and all compensation earned by such Eligible Employee but not yet paid (including cash compensation for vacation days accrued but not taken as of the date of the Eligible Termination, based on the Annual Salary amount converted to a per diem equivalent in accordance with the Company's normal payroll practices as in effect prior to the Effective Date), except that any compensation deferred by the Eligible Employee under any qualified or non-qualified deferred compensation plans shall be paid in accordance with the terms and provisions of such plans.

     (d) Payment for Other Reduced Severance Benefits. The amounts payable to an Eligible Employee under this Section 2 are supplemental to any other severance benefits to which the Eligible Employee is entitled under any severance plan or program of the Loral Companies in effect as of the Effective Date (collectively, "Other Severance Benefits"). In the event that an Eligible Employee's Other Severance Benefits are reduced or eliminated after the Effective Date without his or her written consent, the amount otherwise payable to an Eligible Employee hereunder upon an Eligible Termination shall be increased by the amount of such reduction or elimination.

     2.2. Maximum Benefits: Anything in Section 2.1 to the contrary notwithstanding, payments under Section 2.1 shall not exceed the maximum amount which can be paid to an Eligible Employee without causing such payments to be treated as "excess parachute payments" for purposes of Section 280G of the Code taking into account all payments made to the Eligible Employee which constitute "parachute payments" for purposes of Section 280G.

     2.3. Mitigation: An Eligible Employee shall not be required to mitigate damages or the amount of any payment provided for under this Program by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Program. No amounts payable under this Program shall be subject to reduction or offset in respect of any claims which the Company or any member of the Loral Companies (or any other person or entity) may have against the Eligible Employee.

     2.4. Withholding: The Company may, to the extent required by law, withhold applicable federal and state income, employment and other taxes from any payments due to any Eligible Employee hereunder.

     SECTION 3. LIMITS ON AMENDMENT OR TERMINATION; EFFECT ON OTHER PLANS

     3.1. The Company Board may terminate this Program prior to the Effective Date. As of the Effective Date, this Program (expressly including, but not limited to, this Section 3) shall remain in effect, and may not be altered or amended in any way which would adversely affect the rights of any Eligible Employee hereunder, for at least two (2) years following the Effective Date, and for such additional time as may be necessary to give effect to the terms of the Program as in effect at the Effective Date. Thereafter, the Company may amend or terminate this Program in any manner which does not adversely affect the rights of any Eligible Employee who has incurred an Eligible Termination.

     3.2. An Eligible Employee shall, after the date of his or her Eligible Termination, retain all rights (to the extent any such rights existed at any time prior to the Effective Date) to indemnification under applicable law or under the applicable Loral Companies' Certificate of Incorporation or By-laws, as they may be amended or restated from time to time. In addition, to the extent coverage had been otherwise available to the Eligible

Employee prior to the Effective Date, the Company shall maintain Director's and Officer's liability insurance on behalf of the Eligible Employee, at the level in effect immediately prior to the date of his or her Eligible Termination.

                   SECTION 4.  ADMINISTRATION OF THE PROGRAM

     4.1. The Committee shall be the Administrator of this Program and shall have the exclusive right, power and authority to:

     (a) interpret, in its sole discretion, any and all of the provisions of the Program;

     (b)  establish a claim review procedure, if necessary and advisable; and

     (c) consider and decide conclusively any questions (whether of fact or otherwise) arising in connection with the administration of the Program or any claim for a benefit arising under the Program.

Any decision or action of the Committee pursuant to this Section 4.1 shall be conclusive and binding.

                           SECTION 5.  MISCELLANEOUS

     5.1. Neither the establishment of the Program nor any action of the Company, any other member of the Loral Companies or the Lockheed Martin Companies, the Committee, or any fiduciary shall be held or construed to confer upon any person any legal right to continued employment with the Company or with any member of the Loral Companies or the Lockheed Martin Companies.

     Nothing in the Program shall be construed to prevent the Company or any member of the Loral Companies or the Lockheed Martin Companies from terminating an eligible Employee's employment for Cause. If an Eligible Employee is terminated for Cause, the Company shall have no obligation to make any payments under this Program, except for payments that may otherwise be payable under then existing employee benefit plans, programs and arrangements of the Company or of any other member of the Loral Companies or the Lockheed Martin Companies.

     5.2 Benefits payable under the Program shall be paid out of the general assets of the Company. The Company is not required to fund the benefits payable under this Program; provided, however, nothing in this Section 5.2 shall be interpreted as precluding the Company from funding or setting aside amounts in anticipation of paying any such benefits.

     5.3. Benefits payable under the Program shall not be subject to assignment, alienation, transfer, pledge, encumbrance, commutation or anticipation by any Eligible Employee. Any attempt to assign, alienate, transfer, pledge, encumber, commute or anticipate Program benefits shall be void. In addition, no rights or interest under the Program shall be in any manner subject to levy, attachment or other legal process to enforce payment of any claim against any Eligible Employee except to the extent required by law.

     5.4. Except as otherwise provided herein, this Program shall be binding upon, inure to the benefit of and be enforceable by the Company and the Eligible Employees and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Program shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation, and such provisions shall also be binding upon and inure to the benefit of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, and such successor shall assume and perform the obligations, responsibilities and liabilities to which the Company or any member of the Loral Companies is subject under this Program in the same manner and to the same extent that the Company or any member of the Loral Companies would be required to perform if no such succession had taken place. The provisions of this Section 5.4 shall continue to apply to each subsequent employer of any Eligible Employee in the event of any subsequent merger, consolidation or transfer of assets of any such subsequent employer.

     5.5 This Program shall be governed by and construed in accordance with the laws of the State of New York (without reference to rules relating to conflicts of laws), except to the extent superseded by applicable federal law.

     5.6. Any action required or permitted to be taken by the Company under this Plan shall be taken by the Company Board, the Board or by the Committee, or any designee of the Committee pursuant to Section 4, in each case subject to the limits on amendment and termination contained in Section 3 hereof.

     5.7. Entitlement to any benefits under this Program is expressly subject to and conditioned upon the Eligible Employee agreeing to and signing (i) a customary exit letter that may contain confidentiality, future cooperation and other provisions, if requested, and (ii) the Company's standard form general release of employment and other claims that the Eligible Employee may have.